CONFORMED COPY

Exhibit 4.16

BRITISH ENERGY PLC

AND

OTHERS

CREDITOR RESTRUCTURING AGREEMENT

THIS CREDITOR RESTRUCTURING AGREEMENT (this “Agreement”) is made as of 30 September 2003

BETWEEN:

(1)	BRITISH ENERGY PLC, a company incorporated in Scotland (registered no. SC162273) whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR (the “Parent”);

(2)	THE COMPANIES (other than the Parent) named in Schedule 1 (together with the Parent, the “Companies”);

(3)	THE PERSONS named in Schedule 2 (the “Significant Creditors”);

(4)	THE ROYAL BANK OF SCOTLAND PLC (“RBS”);

(5)	BRITISH NUCLEAR FUELS PLC (“BNFL”);

(6)	EACH OF THE CONSENTING EPL BANKS as defined in Clause 1.1; and

(7)	EACH OF THE CONSENTING BONDHOLDERS as defined in Clause 1.1.

WHEREAS:

(A)	Following a period of financial difficulties the board of directors of the Parent announced a proposed restructuring on 28 November 2002 relating to the restructuring of the claims of certain significant creditors of the Group.

(B)	In furtherance of the proposed restructuring and in order to facilitate its implementation, on 14 February 2003 (i) the Parent, BEG, BEG (UK) and certain of the Bondholders entered into the Bondholder Restructuring Agreement pursuant to which such Bondholders agreed to the non-binding Heads of Terms and (ii) the Parent, certain of the Companies, the EPL Steering Committee, RBS, TPL, Total, ECTEF, the EPL Swap Providers and BNFL entered into the Standstill Agreement. All of the conditions to the Bondholder Restructuring Agreement and the Standstill Agreement have been satisfied.

(C)	At meetings of the 2003 Series Bonds, the 2006 Series Bonds and the 2016 Series Bonds held on 24 March 2003, resolutions were duly passed authorising the Bond Trustee to enter into a supplemental trust deed, inter alia, formally incorporating the standstill arrangements in respect of the Bonds into the terms thereof for all Bondholders.

(D)	In addition, on 14 February 2003, the non-binding Heads of Terms were signed by the Parent, the EPL Steering Committee, RBS, TPL, Total and ECTEF regarding the recognition, compromise and allocation of certain claims by the Significant Creditors, EPL Banks and RBS against the Group.

(E)	This Agreement sets out the terms and conditions on which the Parties and BNFL agree to (i) give effect to the principles set out in the Heads of Terms and (ii) extend the standstill arrangements contained in the Standstill Agreement and the Bondholder Restructuring Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS, INTERPRETATION AND EFFECTIVENESS

1.1	In this Agreement unless otherwise stated:

“Account Holder Letter” has the meaning ascribed to that term in the Creditors’ Scheme.

“Account Holder” has the meaning ascribed to that term in the Creditors’ Scheme.

“Accrued Interest” means interest and, in the case of RBS only, commission accrued and payable to (a) RBS and the Significant Creditors under the terms of Clause 2.3 and Clause 2.4 of the Standstill Agreement and (b) to the EPL Banks under the terms of the EPL Facility Agreement and the EPL Swaps as permitted by the Standstill Agreement and (c) to the Bondholders under the terms of the Bond Trust Deed.

“Ad Hoc Committee” means the Ad Hoc Committee of the Bondholders as at the date hereof namely Gartmore Investment Management plc, Morgan Stanley & Co International Limited, Duquesne Capital Management L.L.C. and Cargill Financial Markets plc unless otherwise notified in writing to the Parent by the Ad Hoc Committee’s Legal Advisers hereafter.

“Ad Hoc Committee’s Legal Advisers” means the legal advisers to the Ad Hoc Committee from time to time, being, at the date of this Agreement, Cadwalader Wickersham & Taft LLP.

“Ad Hoc Committee’s Financial Advisers” means the financial advisers to the Ad Hoc Committee from time to time, being, at the date of this Agreement, Close Brothers Corporate Finance.

“Ad Hoc Committee’s Advisers” means the Ad Hoc Committee’s Legal Advisers and the Ad Hoc Committee’s Financial Advisers.

“Admission” means:

(a)	admission to the Official List of the UKLA and admission to trading on the London Stock Exchange plc & market for listed securities (and a reference to admission to listing becoming “effective” is to be construed in accordance with the Listing Rules) and a reference to admission to trading becoming “effective” is to be construed in accordance with the admission and disclosure standards made by the London Stock Exchange plc from time to time; or

(b)

in respect of the New Shares only, in the event that admission to the Official List of the UKLA is refused by the UKLA or is considered by the Parent (acting reasonably) not to be achievable with reasonable certainty by the Restructuring Long Stop Date, admission to trading on the Alternative

Investment Market of the London Stock Exchange plc and a reference to Admission to trading becoming “effective” is to be construed in accordance with the AIM Rules; or

(c)	in respect of the New Bonds only, in the event that admission to the Official List of the UKLA is refused by the UKLA or is considered by the Parent (acting reasonably) not to be achievable with reasonable certainty by the Restructuring Long Stop Date, admission to trading on the Luxembourg Stock Exchange.

“Affiliate” means with respect to any person, any other person controlling, controlled by, or under common control with such person. The concept of control, controlling or controlled as used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“AIM Rules” means the Alternative Investment Market admission rules published by the London Stock Exchange plc from time to time.

“Amending Resolutions” means the resolutions, set out in Schedule 19, which will be proposed to Bondholders of each series of Bonds in the agreed form.

“Approvals Majorities” means all of (i) to (iii) below:

(i)	RBS and the Ad Hoc Committee or, if the Ad Hoc Committee notifies the Parent that it does not wish to consent on behalf of Consenting Bondholders, one, some or all of RBS and Consenting Bondholders together holding in aggregate more than £223 million of Claim Amount;

(ii)	unless otherwise stated in this Agreement, EPL Facility Agent acting on the instruction of the EPL Bank Special Majority; and

(iii)	before any of Total, ECTEF or TPL effect a transfer permitted by Clause 10.4 of any of its Claim Amount, any two or more of Total, ECTEF and TPL together holding in aggregate £157 million or more of PPA Claim Amount and after any of Total, ECTEF or TPL effect a transfer permitted by Clause 10.4 of any of its Claim Amount, any two or more persons holding in aggregate more than £158 million of PPA Claim Amount. If any of Total, ECTEF and TPL transfer to any of their respective Affiliates, it and their respective Affiliates shall be treated as the same person and the transfer shall not be treated as a transfer for the purposes of this definition.

“BE Finco” means the treasury Group Company to be established for the purposes of the Intra-Group Funding Arrangements.

“BEG” means British Energy Generation Limited.

“BEG (UK)” means British Energy Generation (UK) Limited.

“BEPET” means British Energy Power and Energy Trading Limited.

“BETS” means British Energy Trading Services Limited.

“BNFL Agreements” means the BNFL Back-end Agreements and the BNFL Front-end Agreements.

“BNFL Back-end Agreements” means the following agreements all in the agreed form:

(a)	the Agreement for New Spent Fuel Management Services between BNFL, BEG. BETS (as agent for BEG) and the Parent dated 16 May 2003;

(b)	the Agreement for New Spent Fuel Management Services between BNFL, BEG(UK). BETS (as agent for BEG(UK)) and the Parent dated 16 May 2003;

(c)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the agreement for the Storage and Reprocessing of Irradiated Oxide Fuel and Related Services between BNFL and Nuclear Electric p1c dated 31 March 1995, as amended and novated (which is referred to in Schedule 20 as the “BEG 1995 Storage and Reprocessing Agreement”);

(d)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the agreement for Spent Fuel Management Services between BNFL and Nuclear Electric Limited dated 3 June 1997, as amended;

(e)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG(UK), relating to the agreement for the Storage and Reprocessing of Irradiated Oxide Fuel and Related Services between BNFL and Scottish Nuclear Limited dated 30 March 1995, as amended, and to the agreement for the Long Term Storage of Irradiated Oxide Fuel and Related Services dated 30 March 1995 between BNFL and Scottish Nuclear Limited, as amended;

(f)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the agreement for Oxide Flask Maintenance between BNFL and Nuclear Electric plc dated 31 March 1996, as amended and novated;

(g)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the new agreement for Oxide Flask Maintenance between BNFL and Nuclear Electric Limited dated 3 June 1997, as amended;

(h)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the agreement for Rail Transport Services of Irradiated Nuclear Fuel in the United Kingdom between BNFL and Nuclear Electric Limited dated 3 June 1997, as amended;

(i)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the agreement for Oxide Miscellaneous Services between BNFL and Nuclear Electric plc dated 31 March 1996, as amended and novated;

(j)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG(UK), relating to the agreement for Oxide Flask Maintenance between BNFL and Scottish Nuclear Limited, dated 29 March 1996, as amended;

(k)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG(UK), relating to the new agreement for Oxide Flask Maintenance Services between BNFL and Scottish Nuclear Limited, dated 3 June 1997, as amended;

(l)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG(UK), relating to the agreement for Rail Transport Services of Irradiated Nuclear Fuel in the United Kingdom between BNFL and Scottish Nuclear Limited, dated 3 June 1997, as amended; and

(m)	the Deed of Amendment dated 16 May 2003 between BNFL and BEG(UK), relating to the agreement for Oxide Miscellaneous Services between BNFL and Scottish Nuclear Limited, dated 29 March 1996, as amended.

“BNFL Front-end Agreements” means the following agreements all in the agreed form:

(a)	the Deed of Amendment and Guarantee dated 31 March 2003 between BNFL, the Parent and BEG as amended on 22 July 20903, relating to the agreement for Supply of AGR Fuel dated 3 June 1997, as amended;

(b)	the Deed of Amendment and Guarantee dated 31 March 2003 between BNFL, the Parent and BEG(UK) as amended on 22 July 2003, relating to the agreement for Supply of AGR Fuel dated 30 March 1995, as amended;

(c)	the Agreement for the Supply of AGR Fuel dated 31 March 2003 as amended on 22 July 2003 between BNFL, the Parent and BEG; and

(d)	the Agreement for the Supply of AGR Fuel dated 31 March 2003 as amended on 22 July 2003 between BNFL, the Parent and BEG(UK).

“BNFL Guarantees” means any guarantee or indemnity given by any Group Company in respect of (a) the BNFL Front end Agreement, (b) the spent fuel management agreement dated 16 May 2003 between BNFL, the Parent, BETS and BEG (c) the spent fuel management agreement dated 16 May 2003 between BNFL, the Parent, BETS and BEG(UK) (d) the Deed of Sale and Purchase of Enriched and Natural Uranium Stocks between BEG, BNFL and the Parent dated 31 March 2003 (as amended from time to time) and (e) the Passport 9 Implementation Services Deed between BNFL, the Parent, BEG and Magnox Electric plc dated 31 March 2003.

“Bondholder” means either a person who beneficially owns or provides investment management services on behalf of the beneficial owner of Bonds or a holder (as defined in the Bond Trust Deed) of a Bond, as the context may require.

“Bondholders’ Meeting” means any general meeting of the Bondholders convened for the purpose of passing resolutions in accordance with the terms of the Bond Trust Deed and any adjournment thereof.

“Bondholder/RBS Consenting Majority” means RBS and the Ad Hoc Committee or, if the Ad Hoc Committee notifies the Parent that it does not wish to consent on behalf of Consenting Bondholders, one, some or all of RBS and Consenting Bondholders together holding in aggregate more than £223 million of Claim Amount;.

“Bondholder Restructuring Agreement” means the restructuring agreement dated 14 February 2003 between the Parent, BEG, BEG (UK) and certain Bondholders.

“Bonds” means the £109,861,000 5.949% Guaranteed Bonds due 2003 (the “2003 Series Bonds”) and the £163,444,000 6.077% Guaranteed Bonds due 2006 (the “2006 Series Bonds”) and the £134,586,000 6.202% Guaranteed Bonds due 2016 (the “2016 Series Bonds”), issued by the Parent pursuant to the Bond Trust Deed.

“Bond Trust Deed” means the trust deed dated 25 March 1999 between the Parent, BEG, BEG (UK) and the Bond Trustee pursuant to which the Bonds were constituted and issued as amended by a supplemental trust deed between the same parties dated 31 March 2003 and as further supplemented and/or amended from time to time.

“Bond Trustee” means the trustee(s) in respect of the Bonds (or, as the case may be, the relevant series of the Bonds) appointed pursuant to the Bond Trust Deed from time to time, being The Law Debenture Trust Corporation p.l.c. as at the date hereof.

“Business Day” means a day on which banks are open for general business (other than a Saturday or Sunday) in London and Edinburgh.

“Business Transfer Agreement” means the agreement, in agreed form and set out in Schedule 15, which will be entered into between the Parent and Newco 2 pursuant to which the Parent will, subject to certain conditions, sell all of its business and assets to Newco 2 in consideration for Newco 2 undertaking to discharge all of the Parent’s liabilities.

“Claim Amount” means, in respect or the Bondholders, the EPL Banks, each of the Significant Creditors and RBS, the amount set out in Part A of Schedule 5, and “Total Claim Amount” means the aggregate of all such Claim Amounts.

“Commission” means the Commission of the European Communities.

“Companies” means the companies listed in Schedule 1.

“Companies Act” means the Companies Act 1985.

“Compromise Entitlement” means:

(a)	in respect of the Bondholders, the EPL Banks, each Significant Creditor and RBS, the Accrued Interest to which they are entitled and that principal amount of New Bonds and that percentage of the Total New Shares as set out in Part B of Schedule 5 which will be issued to the Bondholders, the EPL Banks, each Significant Creditor and RBS (as the case may be) pursuant to the Restructuring in accordance with the terms of this Agreement, the Creditors’ Scheme and the EPL Scheme (if any); and

(b)	in respect of the EPL Banks only, the rights (subject to the obligations) conferred on them under the New EPL Arrangements (which, for the avoidance of doubt, shall not include any entitlement in paragraph (a) above).

“Consenting Bondholder” means each Bondholder who is either a party to this Agreement or agrees to be bound by the terms of this Agreement as if he were a party as provided for in Clause 1.6 and “Consenting Bondholders” means all of them.

“Consenting EPL Bank” means a Consenting EPL Lender or Consenting EPL Swap Provider and “Consenting EPL Banks” means all of them.

“Consenting EPL Lender” means an EPL Lender who enters into this Agreement as provided in Clause 1.6 and “Consenting EPL Lenders” means all of them.

“Consenting EPL Swap Provider” means an EPL Swap Provider who enters into this Agreement as provided in Clause 1.6 and “Consenting EPL Swap Providers” means all of them.

“Consenting Majorities” means all of (i) to (iii) below:

(i)	unless otherwise stated in this Agreement, one, some or all of RBS and Consenting Bondholders together holding in aggregate more than £223 million of Claim Amount; and

(ii)	unless otherwise stated in this Agreement, the EPL Bank Simple Majority; and

(iii)	before any of Total, ECTEF or TPL effect a transfer permitted by Clause 10.4 of any of its Claim Amount, any two or more of Total, ECTEF and TPL together holding in aggregate _____ ___ __ more __ PPA Claim Amount and after any of Total, ECTEF or TPL effect a transfer permitted by Clause 10.4 of any of its Claim Amount, any two or more persons holding in aggregate more than £158 million of PPA Claim Amount. If any of Total, ECTEF and TPL transfer to any of their respective Affiliates, it and their respective Affiliates shall be treated as the same person and the transfer shall not be treated as a transfer for the purposes of this definition.

“Court of Session” means the Court of Session in Scotland.

“Credit Facility Agreement” means the credit facility agreement dated 26 September 2002 entered into between the Secretary of State, the Parent, the Borrowers and the Guarantors (as defined therein).

“Creditors’ Order” means the order of the Court of Session sanctioning the Creditors’ Scheme.

“Creditors’ Scheme” means the scheme of arrangement set out in Schedule 14 to be proposed by the Parent to the Bond Trustee (and if Bonds in definitive form have been issued to Bondholders, such Bondholders) and RBS in the agreed form pursuant to section 425 of the Companies Act.

“Creditors’ Scheme Claims” has the meaning attributed to the expression “Scheme Claim” in the Creditors’ Scheme.

“Creditors’ Scheme Documents” means any document(s) required to be issued by the Parent (including without limitation the Creditors’ Scheme) to the Bond Trustee (and if Bonds in definitive form have been issued to Bondholders, such Bondholders) and RBS in connection with the Creditors’Scheme.

“Creditors’ Scheme Meeting” means the meeting of RBS and the Bond Trustee (and if Bonds in definitive form have been issued to Bondholders, such Bondholders) to be convened by order of the Court of Session pursuant to section 425 of the Companies Act or any adjournment thereof.

“Creditors’ Scheme Resolution(s)” means the resolution(s) to be proposed at the Creditors’ Scheme Meeting seeking approval for the Creditors’ Scheme,

“CTA Global Bond” means the £150 million global bond to be transferred to EPL in accordance with the New EPL Arrangements.

“Disposal Condition” means either (a) the passing of an ordinary resolution of the Parent in general meeting approving the sale by the Parent of all its business and assets to Newco 2 pursuant to the Business Transfer Agreement or (b) the receipt of confirmation from the UKLA that no such resolution as is described at (a) will be required.

“EC Treaty” means the Treaty establishing the European Economic Community of 25 March 1957 as amended from time to time.

“ECTRIC” means Enron Capital & Trade Resources International Corporation.

“ECTEF” means Enron Capital & Trade Europe Finance L.L.C.

“Effective Date” means the date on which the last of the Initial Conditions is satisfied.

“EGM” means the extraordinary general meeting of the Parent, including any adjournment of such meeting, that is intended to be convened to consider and, if thought fit, approve resolutions to approve the Restructuring or any part of it to the extent required.

“Enron” means ECTRIC and/or ECTEF (as applicable).

“Enron CFD” means the agreement dated 1 April 1996 and made between ECTRIC and BEG (as amended and novated, including by the novation agreement dated 19 June 1998 novating the agreement from ECTRIC to ECTEF).

“Enron Guarantee” means the guarantee relating to the Enron CFD given by the Parent to ECTRIC initially on 12 April 1996 and then, following novation of the Enron CFD, to ECTEF on 9 July 1998.

“EPHL” means Eggborough Power Holdings Limited.

“EPHL Assignment” means the assignment of the share purchase agreement and tax deed of covenant dated 8 September 2000 between EPHL and Barclays Bank PLC as trustee for the EPL Lenders.

“EPL” means Eggborough Power Limited.

“EPL Banks” means the EPL Lenders and the EPL Swap Providers.

“EPL Bank Simple Majority” means one, some or all of the EPL Banks whose participation in the Loan (as defined in the EPL Facility Agreement) then outstanding and Swaps MTM Exposure aggregates more than 50 per cent. of £514,968,727.

“EPL Bank Special Majority” means one, some or all of the EPL Banks whose participation in the Loan (as defined in the EPL Facility Agreement) then outstanding and Swaps MTM Exposure aggregates more than 66 2/3 percent. of £514,968,727.

“EPL Condition” means, at any particular time, all the EPL Banks at such time being Consenting EPL Banks.

“EPL Facility Agent” means the agent for the EPL Lenders (and other persons) from time to time under the EPL Facility Agreement, being Barclays Bank plc as at the date hereof.

“EPL Facility Agreement” means the facility agreement dated 13 July 2000 (as amended) between EPL as borrower and various lenders.

“EPL Facility Documents” means (a) the deed of guarantee between the Parent and National Power plc, dated 13 July 2000 (“British Energy Guarantee”) (b) the amendment and restatement agreement relating to the calculations and forecasting agreement dated 13 July 2000 between EPL and Barclays Bank PLC, dated 8 September 2000 (the “Calculations and Forecasting Agreement”) (c) the amended and restated direct agreement between Barclays Bank PLC, the Parent, BEPET and EPL dated 8 September 2000 (the “Capacity and Tolling Agreement Direct Agreement”) (d) the deed of guarantee between the Parent and EPL, dated 8

September 2000 (the “Capacity and Tolling Agreement Guarantee”) (e) the capacity and tolling agreement between BEPET and EPL, made on 13 July 2000 and amended and restated on 8 September 2000 and on 5 February 2001 (the “Capacity and Tolling Agreement”) (f) the deed of assignment and indemnity dated 13 July 2000 between EPL and BEPET in relation to the master coal purchase and sale agreement between EPL and Enron Coal Services Limited dated 30 March 2000 (the “Deed of Assignment and Indemnity (Enron)”) (g) the deed of assignment and indemnity dated 13 July 2000 between EPL and BEPET in relation to the agreement for the sale and purchase of coal between EPL and National Power plc dated 3 March 2000, (the “Deed of Assignment and Indemnity (NP)”) (h) intentionally left blank (i) the EPL Swaps (j) the amendment and restatement agreement dated 8 September 2000 between the Parent, BEPET, EPHL, EPL, Barclays Capital and Barclays Bank PLC relating to the sponsor undertaking dated 13 July 2000, (the “Sponsor Undertaking”) (k) the amended and restated subordinated loan agreement between Eggborough Power Limited and British Energy plc, dated 8 September 2000 (the “Subordinated Loan Agreement (EPL)”) (1) the EPL Facility Agreement.

“EPL Lenders” means the lenders, from time to time and for the time being, under the EPL Facility Agreement.

“EPL Scheme” means the scheme of arrangement which, in the event that the EPL Condition is not satisfied before the date of the hearing of the Parent’s application to the Court of Session for permission to convene the Creditors’ Scheme Meeting, will be proposed by EPL to the EPL Banks pursuant to section 425 of the Companies Act to (a) issue the EPL Banks with New Bonds and New Shares in accordance with their Compromise Entitlements, (b) implement the New EPL Arrangements, and (c) implement the terms of Clause 2.1, Clause 6 (notwithstanding that the EPL Condition has not been satisfied) and paragraph 3.1, paragraphs 3.10 to 3.12, 3.14, 3.15 and 3.18, paragraphs 4.1, 4.6, 4.7, 4.9 and 4.10 (including when applied by paragraph 5.2) and paragraphs 6.1 to 6.3, 6.6, 6.7; 6.9 and 6.10 of Schedule 3 to this Agreement insofar as they relate to the EPL Banks and which, once effective, will be implemented at the same time as the Creditors’ Scheme and if the Creditors’ Scheme does not become effective, will lapse.

“EPL Scheme Documents” means any document(s) required to be issued by EPL (including without limitation the EPL Scheme) to the EPL Banks in connection with the EPL Scheme.

“EPL Scheme Order” means the order of the High Court of England and Wales sanctioning the EPL Scheme.

“EPL Scheme Meeting” means the meeting of the EPL Banks to be convened by order of the High Court of England and Wales pursuant to section 425 of the Companies Act or any adjournment thereof.

“EPL Scheme Resolution(s)” means the resolution(s) to be proposed at the EPL Scheme Meeting seeking approval for the EPL Scheme.

“EPL Security Documents” means the Debenture, the Share Pledge and EPHL Assignment and any other document evidencing or creating any Security Interest over any asset of EPL or EPHL to secure any obligations of EPL, EPHL or the Parent to a Finance Party under the Finance Documents (all terms other than Parent as defined in the EPL Facility Agreement).

“EPL Steering Committee” means the EPL Lenders which signed the Standstill Agreement in that capacity.

“EPL Swaps” means the interest rate swap agreements made between EPL and each of the EPL Swap Providers as amended from time to time.

“EPL Swap Providers” means the following in their capacity as EPL Swap counterparties: The Toronto-Dominion Bank; Westdeutsche Landesbank Girozentrale; RBS; and Barclays Bank plc.

“Exchange Act” shall mean the United States Securities; Exchange Act of 1934, as amended.

“Exchange Act Registration Statement” shall mean a Registration Statement on Form 20-F under the Exchange Act, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Existing A Shareholders” means the holders of all of the A shares of 60 pence each in the capital of the Parent in issue as at such record date as the Parent reasonably designates.

“Existing Ordinary Shareholders” means the holders of all of the ordinary shares of 44  28/43 pence each in the capital of the Parent in issue as at such record date as the Parent reasonably designates.

“Existing Shareholders” means the Existing A Shareholders and the Existing Ordinary Shareholders.

“Existing Shares” means all of the A shares of 60 pence each and ordinary shares of 44  28/43 pence each in the capital of the Parent in each case in issue as at such record date as the Parent reasonably designates.

“Government Restructuring Agreement” means the agreement of even date in the agreed form between, among others, the Secretary of State, BEG, BEG (UK) and the Parent which provides for the circumstances in which HMG will support the Restructuring and the Nuclear Liabilities Agreements will be entered into.

“Group” means:

(a)	prior to the Restructuring Date, the Parent and its Subsidiaries for the time being; and

(b)	from the Restructuring Date, Newco 1 and its Subsidiaries from time to time,

and “Group Company” means any of them as the context requires.

“Heads of Terms” means the non-binding heads of terms dated 14 February 2003 between the Parent, the EPL Steering Committee, RBS, TPL, Total, ECTEF and the Bondholders who signed or acceded to the Bondholder Restructuring Agreement.

“HMG” means the government of the United Kingdom and any entity deemed to be part of the government for the purposes of article 87(1) of the EC Treaty.

“Identified Bonds” means, in relation to a Consenting Bondholder, the aggregate principal amount of Bonds set out on the signature page executed and delivered by it on the date hereof or in accordance with Clause 1.6.

“Immediately Effective Provisions” means the provisions of Clause 1, Clause 2.4.2, Clause 2.9, Clause 2.10, Clause 4, Clause 5, Clause 7.1.4, Clauses 8.1.7, 8.1.8, 8.1,9 and 8.1.11, Clause 9, Clause 10.2, Clause 10.3, Clause 10.4.1 (insofar as it applies to the Consenting EPL Swap Providers) Clause 10.4.3, Clauses 10.5 to 10.11, Clause 11 and Schedule 8 (save for paragraph 2.3 thereof) and such other provisions of this Agreement as may be relevant to the interpretation, operation or enforcement of such provisions.

“Initial Condition” means any condition set out in Clause 3.1 and “Initial Conditions” means all of them.

“Intra-Group Funding Arrangements” means (a) the intercompany loan agreement between, inter alia, the Parent, any Group Company and BE Finco and (b) the debenture creating fixed and floating charges in respect of the intercompany loan agreement between, inter alia, BE Finco, any Group Company and the Parent, each in agreed form and set out in Schedule 18.

“Liability” means any liability or obligation of a person whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute in England and Wales or Scotland or in any other jurisdiction or in any other manner whatsoever but such expression does not include any liability which is barred by statute or is otherwise unenforceable and for the avoidance of ______ a person who does not have a legal liability under a contract because such contract is void or, being voidable, has been duly avoided will not have a liability for the purposes of this Agreement, and “Liabilities” shall be construed accordingly.

“Listing Particulars” means the Newco 1 Listing Particulars and/or the Newco 2 Listing Particulars as the context requires.

“Listing Rules” means the rules made by the UKLA pursuant to section 74 of the Financial Services and Markets Act 2000 as amended from time to time.

“Material Adverse Change” means:

(a)	a material adverse change in the current or future business or operations, the financial or trading position, profits or prospects of:

(i)	the Group as a whole; or

(ii)	EPL; or

(b)	a change in the current or future business or operations, the financial or trading position, profits or prospects relating to the Group as a whole which is likely to have a material adverse effect on the value of the New Bonds, CTA Global Bond, New Shares or the New EPL Arrangements.

“Material Adverse Effect” means a material adverse change in the rights, benefits, liabilities and/or obligations of any of the Significant Creditors, the Consenting EPL Banks, RBS or the Bondholders provided for in this Agreement or in the Restructuring Documents.

“Members’ Order” means the order (if any) of the Court of Session sanctioning the Members’ Scheme.

“Members’ Scheme” means the scheme of arrangement set out in Schedule 7 to be proposed by the Parent to the Existing Shareholders in the agreed form pursuant to section 425 of the Companies Act.

“Members’ Scheme Condition” means the delivery of the office copy of the order of the Court of Session sanctioning me Members’ Scheme to and registration of such order by the registrar of companies in Scotland.

“Members’ Scheme Condition Shares” means such New Shares as represent 2.5 per cent in aggregate of the thereby enlarged issued ordinary share capital of Newco 1 immediately following completion of the Restructuring which will be allotted and issued to the Existing Shareholders pursuant to the Members’ Scheme if the Members’ Scheme becomes effective.

“Members’ Scheme Documents” means any document(s) required to be issued by the Parent to the Existing Shareholders in connection with the Restructuring and/or the Members’ Scheme.

“Minor Document” has the meaning given in Clause 2.6.2.

“New Bonds” means the £550 million nominal of bonds (excluding the CTA Global Bond) to be created pursuant to the Restructuring as described in the New Bond Term Sheet.

“New Bond Term Sheet” means the term sheet for die New Bonds set out in Schedule 9 in the agreed form.

“New Bond Trustee” means the trustee(s) to be appointed pursuant to the trust deed that will constitute the New Bonds and CTA Global Bond to be issued by Newco 2.

“New EPL Arrangements” means:

(a)	a capacity and tolling agreement between EPL and BEPET (the “New CTA”) in the agreed form;

(b)	an agreement between EPL and, inter alios, Barclays Bank PLC as agent and trustee for the EPL Lenders (the “Security Trustee”), scheduled to which shall be:

(i)	the agreed form amended and restated EPL Facility Agreement (the “Amended EPL Facility Agreement”);

(ii)	the amended and restated intercreditor agreement between, inter alios, the Security Trustee, EPL, EPHL and others (the “Amended Intercreditor Agreement”);

(iii)	the amended accounts agreement between, inter alios, the Security Trustee and EPL (the “Amended Accounts Agreement”); and

(iv)	the amended intercompany loan agreement between EPL as lender and EPHL as borrower (the “Amended Intercompany Loan”);

(c)	a call option granting the Security Trustee a right to purchase the shares in EPL on 31 March 2010 (the “Share Option”) in the agreed form;

(d)	a call option granting the Security Trustee the right to purchase the assets of EPL on 31 March 2010 (the “Asset Option”) in the agreed form;

(e)	the new debenture between EPL, BEPET and the Security Trustee (the “New Debenture”), in substantially the form of the Debenture (as defined in the EPL Facility Agreement);

(f)	the security document between EPHL and the Security Trustee (the “New EPHL Security” and together with the New Debenture, the “New Security Documents”), containing provisions in substantially the same form as the Shares Pledge and the EPHL Assignment (each as defined in the EPL Facility Agreement);

(g)	the intercompany loan agreement between Newco 2 as lender and EPHL as borrower (the “First Intercompany Loan”);

(h)	the intercompany loan agreement between EPHL as lender and EPL as borrower (the “Second Intercompany Loan”);

(i)	the security instrument granted by EPL in favour of EPHL over certain of EPL’s rights under the Options (the “Second Intercompany Security”);

(j)	the security instrument granted by EPHL in favour of Newco 2 over certain of EPHL’s rights under the Second Intercompany Security (the “First Intercompany Security”);

(k)	the Gale Common deed of trust and escrow agreement between EPL and the Environment Agency (the “Gale Common Escrow Agreement”);

(1)	the deferred share subscription agreement between EPL, EPHL, Newco 2, BEPET and the Security Trustee in respect of the issue of deferred shares by Newco 2 and/or EPL and/or EPHL in certain circumstances, including, without limitation, following the exercise of the Share Option and/or the Security Documents constituting security over EPHL’s shareholding in EPL (the “Share Subscription Agreement”);

(m)	the deferred share subscription agreement between EPL, EPHL, Newco 2 and the Security Trustee pursuant to which the EPL Lenders will subscribe for deferred shares in Newco 2 and/or EPHL in certain circumstances (the “Lenders Share Subscription Agreement”);

(n)	the fee letters referred to in the Amended EPL Facility Agreement (the “Fee Letters”); and

(o)	a deed of termination between, inter alia, the Security Trustee, EPL and EPHL, terminating the EPL Facility Documents (the “Deed of Termination”).

“New Shares” the new ordinary shares in the capital of Newco 1.

“New Standstill Agreement” means the standstill agreement which will be entered into between the Companies, BNFL the Significant Creditors, RBS and the Consenting EPL Banks if required pursuant to Clause 5.6.

“Newco 1” means an English or Scottish public limited company to be incorporated or acquired from company formation agents which will have as part of its issued share capital, one special rights redeemable preference share of £1 having substantially similar rights as the existing special rights redeemable preference share in the capital of the Parent or (i) such lesser rights as HMG may require in order to comply with EU law as interpreted by the European Court of Justice and/or (ii) such lesser rights, without adversely affecting the rights of ordinary shareholders, as HMG may reasonably require.

“Newco 2” means an English or Scottish public limited company to be incorporated or acquired from company formation agents which will have as part of its issued share capital one special rights redeemable preference share of £1 having substantially similar rights as the existing special rights redeemable preference share in the capital of the Parent or (i) such lesser rights as HMG may require in order to comply with EU law as interpreted by the European Court of Justice; and/or (ii) such lesser rights, without adversely affecting the rights of ordinary shareholders, as HMG may reasonably require.

“Newco 1 Articles of Association” means the articles of association of Newco 1 which, on completion of the Restructuring, shall be substantially equivalent to the present articles of association of the Parent, except that: (a) the provisions of and references in the articles of association of the Parent relating to the A shares of 60 pence each shall not be replicated in the articles of association of Newco 1; (b) as contemplated by the Nuclear Liabilities Documents, there will be a class of convertible ordinary shares ranking pari passu with the New Shares but having restricted voting rights and which, upon conversion into New Shares, will comprise up to 65 per cent, of the fully diluted issued ordinary share capital of Newco 1. The Parent shall modify or delete provisions entrenched in the articles of association of Newco 1 through the special rights redeemable preference share (including any limitation on shareholdings) so that the articles of association of Newco 1 contain: (i) such lesser rights as HMG may require in order to comply with EU law as interpreted by the European Court of Justice and/or (ii) such lesser rights without adversely affecting the rights of ordinary shareholders, as HMG may reasonably require.

“Newco 1 Listing Particulars” means the listing particulars or the admission document to be prepared by the Parent in accordance with the Listing Rules or the AIM Rules, as the case may be, in relation to Admission of the New Shares.

“Newco 2 Listing Particulars” means the listing particulars or other admission document to be prepared by the Parent in accordance with the Listing Rules, or the rules of the Luxembourg Stock Exchange, as the case may be, in relation to Admission of the New Bonds.

“Newco 2 Shares” means ordinary shares in the capital of Newco 2.

“NLFCo” means Nuclear Generation Decommissioning Fund Limited (registered in Scotland No. SC164685) (to be renamed Nuclear Liabilities Fund Limited).

“Notified Filing Date” has the meaning given in Clause 3.5.

“Nuclear Liabilities Agreements” means:

(a)	the agreement between the Secretary of State, BEG, BEG (UK), Newco 1 and Newco 2 in respect of historic contracted liabilities (the “Historic Liabilities Funding Agreement”);

(b)	the nuclear liabilities funding agreement between NLFCo, BEG, BEG (UK), the Secretary of State, the Parent, Newco 1 and Newco 2 (the “Nuclear Liabilities Funding Agreement”);

(c)	the contribution agreement between the Secretary of State, NLFCo, BEG, BEG (UK), Newco 1 and Newco 2 (the “Contribution Agreement”);

(d)	the option agreement between the Secretary of State, BEG, BEG (UK), Newco 1 and Newco 2 (the “Option Agreement”);

(e)	the agreement between the Secretary of State, BEG, BEG (UK) and Newco 1, pursuant to which BEG and BEG (UK) will each grant an option to the Secretary of State to acquire their respective interests in shares of, and loans to, United Kingdom Nirex Limited (the “Nirex Option Agreement”);

(f)	the guarantee and indemnity between the Guarantors as defined therein, BEG (UK), NLFCo and the Secretary of State (the “Guarantee and Indemnity”);

(g)	the deed of amendment to the trust deed of the Nuclear Trust dated 27 March 1996 by the trustees of the Nuclear Trust, the Secretary of State and the Parent (the “Nuclear Trust Amendment”);

(h)	the amended Memorandum and Articles of Association of the Nuclear Generation Decommissioning Fund Limited and the written resolution effecting the relevant changes (the “NDF Articles”); and

(i)	the deed terminating the agreement entitled the “Nuclear Decommissioning Agreement” between, inter alia, BEG, BEG (UK), the Parent and the Nuclear Generation Decommissioning Fund Limited pursuant to which the Parent is required to make payments to the Nuclear Generation Decommissioning Fund Limited (the “NDA Termination Deed”),

each in the agreed form.

“Objecting Majority” means one or more of (i), (ii) or (iii) below:

(i)	unless otherwise stated in this Agreement one, some or all of RBS and Consenting Bondholders together holding in aggregate more than £223 million of Claim Amount; or

(ii)	unless otherwise stated in this Agreement, an EPL Bank Simple Majority; or

(iii)	before any of Total, ECTEF or TPL effect a transfer permitted by Clause 10.4 of any of its Claim Amount, any two or more of Total, ECTEF and TPL together holding in aggregate £157 million or more of PPA Claim Amount and after any of Total, ECTEF or TPL effect a transfer permitted by Clause 10.4 of any of its Claim Amount, any two or more persons holding in aggregate more than £158 million of PPA Claim Amount. If any of Total, ECTEF and TPL transfer to any of their respective Affiliated, it and their respective Affiliated shall be treated as the same person and the transfer shall not be treated as a transfer for the purposes of this definition.

“Parent” means British Energy plc.

“Party” means a person who is a party to this Agreement other than BNFL.

“Permitted Security Interest” means (i) any Security Interest existing on the date on which the Standstill Agreement became effective in accordance with its terms; (ii) any lien arising by operation of law (or by agreement to the same or no greater effect) including, without limitation, any rights of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions; (iii) any Security Interest over goods or documents of title arising in the course of letter of credit transactions entered into in the ordinary course of business; (iv) title retention arrangements arising in the ordinary course of trading with suppliers of goods or arising under conditional sale or hiring arrangements in respect of goods supplied in the ordinary course of trading; (v) any Security Interest created under or in connection with or arising out of the Balancing and Settlement Code, the Connection and Use of System Code or the Grid Code; (vi) any Security Interest granted in favour of financial services providers over cash deposits held with such providers in relation to clearing and settlement services provided by them; (vii) any other Security Interest securing an amount not exceeding £5,000,000; (viii) any Security Interest given by way of cash collateral securing obligations of a member of the Group under electricity trading or procurement contracts with suppliers, in each case entered into in the ordinary course of that company’s business (or any such Security Interest given in respect of letters of credit relating to such obligation); (ix) any Security Interest created or arising at any time pursuant to or contemplated by any provision of the Credit Facility Agreement; and (x) any guarantee, indemnity and any Security Interest created under or in connection with or arising out of the Intra-Group Funding Arrangements.

“PPA Claim Amount” means the aggregate of the Claim Amount of Total, Enron and TPL or any persons to whom they effect a transfer in accordance with Clause 10.4, being £316,000,000.

“Press Announcement” means the press announcement to be made by the Parent in agreed form (except in the case of Enron) on or about the date hereof.

“RBS” means The Royal Bank of Scotland plc (unless otherwise stated) in its capacity as provider of the RBS Letter of Credit.

“RBS Letter” has the meaning ascribed to that term in the Creditors’ Scheme.

“RBS Letter of Credit” means the letter of credit issued on i December 2000 by RBS in favour of Barclays Bank plc (as the EPL Facility Agency ) relating to the debt service reserve obligations of EPL under the EPL Facility Agreement.

“Registration Statement” shall mean any Exchange Act Registration Statement that covers any of the New Shares pursuant to the provisions of this agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein) all exhibits thereto and all material incorporated by reference therein.

“Released Claim” means any claim or right which the relevant Significant Creditor or EPL Bank, is or may in any circumstances become entitled to bring or enforce against any Released Company (or any of its Representatives) in respect of any Liability of such Released Company (or any of its Representatives) arising directly or indirectly from or connected with:

(a)	in the case of TPL:

(i)	if the Restructuring Date is before 30 September 2004 and before the TPL Option is exercised, the TPL Amended PPA, the TPL 200 MW PPA and the TPL Guarantee; or

(ii)	if the Restructuring Date is after the earlier of 30 September 2004 and the exercise of the TPL Option, the TPL Original PPA and the TPL Guarantee;

(b)	in the case of ECTEF, the Enron CFD and the Enron Guarantee;

(c)	in the case of Total, the Total CFD and the Total Guarantee;

(d)	in the case of the EPL Banks, the EPL Facility Documents (except, for the avoidance of doubt, any claims for principal amounts under the EPL Facility Documents to the extent that they are preserved under the New EPL Arrangements and the EPL Security Documents to the extent they secure those amounts)

in each case in existence as at the Restructuring Date (or to which such Released Company or Representative may become liable after that date by reason of any Liability incurred before that date) but excluding any claim by the relevant Significant Creditor or EPL Bank (a) in respect of its Compromise Entitlement or (b) for breach of the Standstill Agreement or this Agreement provided that such breach has been notified in writing to the Parent by any Significant Creditor or Consenting EPL Bank prior to the earlier of the date falling 28 days after the Effective Date and the day of the hearing for leave to convene the Creditors’ Scheme Meeting. The Parent shall promptly forward to every Party any notification received by it under this sub-paragraph (b) (such notification to be forwarded, in the case of the Consenting EPL Banks, to the EPL Facility Agent and in the case of the consenting Bondholders, to the Ad Hoc Committee’s Legal Advisers.

“Released Company” means the Parent, each Group Company, Newco 1 and Newco 2.

“Representatives” means in respect of the Parent or a Group Company, its directors, agents, officers, employees and professional advisers.

“Restructuring” means the proposed restructuring, contemplated by this Agreement, of certain Liabilities of the Companies pursuant to which each Significant Creditor and EPL Bank will exchange their respective Released Claims and RBS and the Bond

Trustee (or if Bonds in definitive form have been issued to Bondholders, such Bondholders) will exchange their Creditors’ Scheme Claims for their respective Compromise Entitlements and pursuant to which the New EPL Arrangements will be implemented.

“Restructuring Condition” means the condition to the implementation of the Restructuring set out in Schedule 6 hereto.

“Restructuring Date” means the date upon which the Restructuring Condition is satisfied.

“Restructuring Documents” means the documents listed in Part I of Schedule 13 and the documents that become Restructuring Documents in accordance with Clause 2.6.

“Restructuring Long Stop Date” has the meaning given to that expression in clause 8.1.4.

“Restructuring Plan” means the restructuring plan for the Group submitted by HMG to the Commission on 7 March 2003 (as amended and supplemented from time to time thereafter).

“Restructuring Steps” means the actions required to be undertaken by the Parties in order to give effect to the Restructuring as set out in Schedule 3 as modified or amended in any way by the Parent after the date on which this Agreement (other than the Immediately Effective Provisions) becomes effective in accordance with Clause 1.5 provided that such modification or amendment shall only be permitted if the modification or amendment has been notified to all the Parties and:

(a)	the modification or amendment is of a minor or administrative nature; or

(b)	if of more than a minor or administrative nature and not falling within paragraph (c) below, the Consenting Majorities (which in the case of the Consenting Bondholders and RBS shall require a Bondholder/RBS Consenting Majority) have consented in writing to the modification or amendment (such consent not to be unreasonably withheld or delayed); or

(c)	if the modification or amendment involves any alteration to the Claim Amount or Compromise Entitlement of any Significant Creditor, EPL Bank, RBS or Bondholder or could reasonably be expected to have a ________ _________ Effect, all Parties have consented in writing to the modification or amendment; or

(d)	if the modification or amendment could reasonably be expected to have a material adverse effect on BNFL, BNFL has consented in writing to the modification or amendment.

“SEC” shall mean the United States Securities and Exchange Commission.

“Secretary of State” means the Secretary of State for Trade and Industry.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Security Interest” means a mortgage, standard security, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement or security interest of any kind securing any obligation of any person (including without limitation title transfer and/or retention arrangements having a similar effect).

“Significant Document” has the meaning given in Clause 2.6.3.

“Single Vote Resolutions” means the resolutions set out in Schedule 19 to be proposed in the agreed form to Bondholders of each series of Bonds.

“Split Vote Resolutions” means the resolutions set out in Schedule 19 to be proposed in the agreed form to Bondholders of each series of Bonds.

“State Aid Approval” means receipt by the UK Government of notification of the adoption by the Commission of a decision or decisions that:

(a)	implementing the Restructuring Plan does not involve any State aid granted by or through the resources of HMG within the scope of article 87(1) of the EC Treaty, whether to any member of the Group or to any other person or undertaking;

(b)	to the extent that implementing the Restructuring Plan does involve State aid granted by or through the resources of HMG within the scope of article 87(1) of the EC Treaty, whether to any member of the Group or to any other person or undertaking, such aid is nevertheless compatible with the common market; and

(c)	to the extent that any member of the Group or any other person or undertaking is found to have been in receipt of unlawful State aid as a result of or as a part of the proposed restructuring, such aid is nevertheless compatible with the common market.

“Standstill Agreement” means the standstill agreement dated 14 February 2003 between the Parent, certain of the Companies, the EPL Steering Committee, RBS, TPL, ECTEF, Total, the EPL Swap Providers and BNFL.

“Subsidiary” means a subsidiary undertaking within the meaning of securities of the Companies Act.

“Swaps MTM Exposure” means the mark-to-market exposure of an EPL Swap Bank under its EPL Swaps as at 4 June 2003.

“Termination Date” means the date on which this agreement is terminated in accordance with Clause 8.1.

“Total” means Total Gas & Power Limited.

“Total CFD” means the contract for differences dated 10 January 1997 and made between Elf Exploration UK PLC and BEG (as amended and novated to Total and to BEPET).

“Total Guarantee” means the guarantee given by the Parent relating to the Total CFD and dated 10 January 1997.

“Total New Shares” means the aggregate of the New Shares in the capital of Newco 1 to be issued to (i) the Significant Creditors and, if the EPL Condition is satisfied before the EPL Scheme Order is made, the EPL Banks pursuant to this Agreement and (ii) if the EPL Condition is not satisfied before the EPL Scheme Order is made, the EPL Banks pursuant to the EPL Scheme and (iii) the Bondholders and RBS pursuant to the Creditors’ Scheme, in each case, consistent with the allocations of New Shares set out in Schedule 5, but excluding the Members’ Scheme Condition Shares.

“Total Swaps MTM Exposure” means the total of the Swaps MTM Exposures of all the EPL Swap Banks.

“TPL” means Teesside Power Limited.

“TPL Amended PPA” means the TPL Original PPA as further amended on 24 March 2003 in accordance with the Standstill Agreement.

“TPL Guarantee” means the guarantee given by the Parent relating to the TPL PPA and dated 26 March 2001.

“TPL Option” means the agreement in the agreed form between TPL and BEPET giving TPL the option to terminate the TPL Amended PPA and the TPL 200 MW PPA.

“TPL Original PPA” means the agreement dated 26 June 1991 as amended and restated by a supplemental agreement dated 28 April 1993 between TPL and South Wales Electricity plc and further amended and subsequently novated by the deed of novation dated 26 March 2001 to BEPET and amended pursuant to an umbrella agreement dated 26 March 2001 between TPL, BEPET and others.

“TPL 200 MW PPA” means a power purchase agreement dated 24 March 2003 executed by TPL and BEPET.

“TPL PPAs” has the meaning given in paragraph 1.2.3 of Schedule ___.

“TPL Side Letter” means the letter in agreed form from TPL to BEPET relating to the meaning of “Standstill Period” in the TPL Amended PPA and the TPL 200 MW PPA.

“Unsettled Documents” has the meaning given in Clause 2.6.

“UKLA” means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000.

“VAT” means value added tax charged in accordance with the provisions of the Value Added Tax Act 1994, and any other tax on value or turnover which is enacted in addition to or in substitution for it.

“Warrants” means the warrants, as described in the Warrant Instrument Term Sheet, to subscribe for such number of New Shares as would after exercise represent 5 per cent in aggregate of the thereby enlarged issued ordinary share capital of Newco 1 immediately following the completion of the Restructuring after full exercise of the Warrants and after issue of the Members’ Scheme Condition Shares.

“Warrant Instrument Term Sheet” means the term sheet set out in Schedule 16 setting out in the agreed form the terms on which the Warrants will be constituted.

1.2	Any reference in this Agreement to:

1.2.1	any “Consenting EPL Lender”, “Consenting EPL Swap Provider”, “Significant Creditor”, “Consenting Bondholder”, “RBS” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

1.2.2	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

1.2.3	a provision of law is a reference to that provision as amended or re-enacted;

1.2.4	any reference to a “day” (including within the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight and any reference to a time of day is a reference to London time;

1.2.5	a “Clause”, “sub-clause”, “paragraph” or “Schedule” shall, subject to any contrary indication, be construed as a reference to a clause, sub-clause, paragraph or schedule as the case may be, in or to this Agreement; and

1.2.6	the Members’ Scheme “lapsing” shall mean either (a) the Members’ Scheme not being approved by the requisite majority of the Existing Shareholders; or (b) the Members’ Scheme not being sanctioned by the Court of Session; or (c) the Members’ Scheme not being registered by the registrar of companies in Scotland, in each case in circumstances where the Parent, acting reasonably, decides that as a result the Members’ Scheme is not capable of becoming effective in accordance with its terms before the Restructuring Long Stop Date;

1.2.7	a reference to any enactment or treaty shall include a reference to such enactment as re-enacted, amended or extended;

1.2.8	a reference to an agreement is a reference to such agreement as amended, varied, supplemented, restated or novated from time to time.

1.3	Headings in this Agreement are for ease of reference only and do not affect its interpretation.

1.4	A reference to a document in the “agreed form” means a document in the form agreed between the Parties and scheduled to this Agreement or initialled for the purposes of identification by or on behalf of each of the Parties as any such document may be modified or amended from time to time after the date on which this Agreement (other than the Immediately Effective Provisions) becomes effective in accordance with Clause 1.5 provided that such modification or amendment shall only be permitted if it has been notified to all the Parties and:

1.4.1	the modification or amendment is of a minor or administrative nature; or

1.4.2	if of more than a minor or administrative nature and not falling within Clause 1.4.3 below, the Consenting Majorities (which in the case of the Consenting Bondholders and RBS shall require a Bondholder/RBS Consenting Majority) have consented in writing to the modification or amendment (such consent not to be unreasonably withheld or delayed); or

1.4.3	if the modification or amendment involves any alteration to the Claim Amounts or Compromise Entitlement of any Significant Creditor, EPL Bank, RBS or Bondholder or could reasonably be expected to have a Material Adverse Effect, all the Parties have consented in writing to the modification or amendment; or

1.4.4	if the modification or amendment could reasonably be expected to have a material adverse effect on BNFL, BNFL has consented in writing to the modification or amendment;

1.5	This Agreement, save for the Immediately Effective Provisions (which will have effect from the date of this Agreement), will become effective only when:

1.5.1	the credit committee of RBS has granted its approval to RBS becoming bound by this Agreement (except that no approval is required for the Immediately Effective Provisions);

1.5.2	sufficient Consenting Bondholders are original signatories to this Agreement and/or have entered into this Agreement in accordance with Clause 1.6 so that the Claim Amounts of such Consenting Bondholders and RBS aggregate 75 per cent. or more of the aggregate of the Claim Amounts of all Bondholders and RBS or such lesser percentage, and subject to such conditions, as the Parent the Approvals Majorities and the Secretary of State may agree;

1.5.3

a simple majority by number of EPL Banks whose participation in the Loan (as defined in the EPL Facility Agreement), then outstanding and Swaps MTM Exposures aggregate 75 per cent or more of the sum of (i) £535,968,727 (being the sum of the Loan (as defined in the EPL Facility

Agreement) and the Total Swaps MTM Exposure) and (ii) a margin of £21 million (or such lesser percentage, and subject to such conditions, as the Parent, the Approvals Majorities and Secretary of State may agree) have obtained the approvals required in order for them to enter into and become bound by the terms of this Agreement and have entered into this Agreement in accordance with Clause 1.6;

1.5.4	the Government Restructuring Agreement has been entered into by each parry thereto; and

1.5.5	the deeds of amendment to each of the BNFL Agreements have been executed and delivered in accordance with Clause 2.4.2.

1.6	Bondholders or EPL Banks who are not original signatories to this Agreement may enter into this Agreement by delivering signature pages executed by them for attachment to this Agreement. All persons who so enter into this Agreement will be entitled to the benefit of this Agreement and subject to the burden of this Agreement as if they had been original signatories to this Agreement.

1.7	No amendment or modification shall be made to this Agreement or any Restructuring Document and no Unsettled Document shall be settled before this Agreement (other than the Immediately Effective Provisions) becomes effective in accordance with clause 1.5.

2.	IMPLEMENTATION OF THE RESTRUCTURING

2.1	Subject to Clause 2.3 and Clause 3.1 and to the satisfaction of the Restructuring Condition but without prejudice to Clause 6, each of the Companies, each Significant Creditor and, if the EPL Condition is satisfied, each Consenting EPL Bank hereby agrees:

2.1.1	to exchange all of its Released Claims for its Compromise Entitlement (such exchange to be effected by way of implementation of the Restructuring Steps in accordance with Clause 2.2.1 below);

2.1.2	to release each Released Company (and each Representative of a Released Company) fully from any Liability that they may have to such Consenting Bondholder, Significant Creditor or Consenting EPL Bank in respect of any Released Claim and to waive each and every Released Claim that it may have against a Released Company (or a Representative of a Released Company).

2.2	Subject to Clause 3.1 (save in respect of Clause 2.2.3):

2.2.1	each Party hereby agrees that the Restructuring Steps set out in paragraphs 3, 4 and 5 of Schedule 3 shall take effect as set out therein and that they will take all actions required of them in Schedule 3 to implement the Restructuring Steps;

2.2.2	provided no Material Adverse Change has occurred, RBS hereby irrevocably and unconditionally agrees to vote in person or by proxy at the Creditors’ Scheme Meeting in favour of the Creditors’ Scheme Resolution(s) and to support the approval of the Creditors’ Scheme at any court sanction hearing in respect thereof and not to vote in person or by proxy at the Creditors’ Scheme Meeting against the Creditors’ Scheme Resolution(s) or to attend any court sanction hearing in respect thereof other than in support of the Creditors’ Scheme;

2.2.3	provided no Material Adverse Change has occurred, each Consenting Bondholder hereby irrevocably and unconditionally agrees to vote its Identified Bonds in person or by proxy in favour of the Amending Resolutions at any Bondholders’ Meeting convened to pass such resolutions;

2.2.4	provided no Material Adverse Change has occurred, each Consenting Bondholder hereby irrevocably and unconditionally agrees to vote its Identified Bonds in person or by proxy in favour of the Single Vote Resolutions at any Bondholders’ Meeting convened to pass such resolutions;

2.2.5	provided no Material Adverse Change has occurred, in the event that the Single Vote Resolutions are not passed, each Consenting Bondholder hereby irrevocably and unconditionally agrees to vote its Identified Bonds in person or by proxy in favour of the Split Vote Resolutions at any Bondholders’ Meeting convened to pass such resolutions and to instruct the Bond Trustee to vote all the Identified Bonds held by such Consenting Bondholder in favour of the Creditors’ Scheme Resolutions at the Creditors’ Scheme Meeting;

2.2.6	provided no Material Adverse Change has occurred, if the Amending Resolutions have been duly passed and the Parent has (subject to Clause 2.8) decided to issue Bonds in definitive form, each Consenting Bondholder hereby irrevocably and unconditionally agrees to vote its Identified Bonds in person or by proxy at the Creditors’ Scheme Meeting in favour of the Creditors’ Scheme Resolution(s) and to support the approval of the Creditors’ Scheme at any court sanction hearing in respect thereof and not to vote its Identified Bonds in person or by proxy at the Creditors’ Scheme Meeting against the Creditors’ Scheme Resolution(s) or to attend any court sanction hearing in respect thereof other than in support of the Creditors’ Scheme; and

2.2.7

provided no Material Adverse Change has occurred, each Consenting EPL Bank, hereby irrevocably and unconditionally agrees that in the event that the EPL Condition has not been satisfied at the time of the relevant meeting or hearing, it will agree to any amendment or waiver of any restriction under the EPL Facility Agreement required to permit or facilitate the promotion or implementation of the EPL Scheme and vote in person or by proxy at the EPL Scheme Meeting in favour of the EPL Scheme Resolution(s) and support the approval of the EPL Scheme at the court sanction hearing in respect thereof and not vote in person or by proxy at the EPL Scheme Meeting against the

EPL Scheme Resolution(s) or attend the court sanction hearing in respect thereof other than in support of the EPL Scheme.

2.3	Nothing in the release given in Clause 2.1 will release or prejudice any claim that any member of the Group might otherwise have against any Representative or any claim by any Significant Creditor or Consenting EPL Bank against professional advisers to the Group where such claim against professional advisers arises under a duty of care which has been specifically accepted in writing.

2.4	BNFL:

2.4.1	acknowledges and agrees that the implementation of the Restructuring will not result in the breach of the terms or conditions of any of the BNFL Agreements and further agrees, subject to the satisfaction of the Restructuring Condition, to request and consent to the novation of the Parent’s rights and obligations under any agreements with BNFL or any of its subsidiaries from the Parent to Newco 1 if requested by the Parent or Newco 1, save where such request and consent could reasonably be expected to have a material adverse effect on BNFL; and

2.4.2	agrees with the Parent and other Group Companies which are party thereto that it shall, prior to 31 October 2003, enter into deeds of amendment to amend each of the BNFL Agreements in the manner provided for in Schedule 20.

2.5	Subject to and without prejudice to paragraph 4 of Schedule 4, the Parent undertakes to procure that Newco 1 will, in the event that the Business Transfer Agreement becomes unconditional in all respects, provide such persons as are employed by the Parent immediately before the Restructuring Date with an employee share scheme substantially equivalent to the British Energy Sharesave Scheme in existence at such time.

2.6	The documents listed in Part 2 of Schedule 13 and other agreements, side letters and documents which will be required to be adopted or entered into in connection with the implementation of the Restructuring, but which have not at the date of this Agreement been settled, (the “Unsettled Documents”) shall be settled after the date on which the provisions of this Agreement (other than the Immediately Effective Provisions) become effective in accordance with Clause 1.5 as follows:

2.6.1	The Parent shall make reasonable efforts to produce the Unsettled Documents in consultation with the Parties or their advisers and provide copies to each Party or its adviser on its behalf.

2.6.2

Each draft Unsettled Document considered by the Parent acting reasonably to be of a minor or administrative nature shall be deemed to be in the agreed form and a Restructuring Document if supplied to each Party or its adviser or, in respect of the Consenting Bondholders, the Ad Hoc Committee’s Legal Advisers, expressly for the purpose of it being deemed to be in agreed form pursuant to this Clause 2.6.2 and no Objecting Majority acting reasonably disputes the Parent’s classification of such Unsettled Document by giving written notice to the Parent within 28 days of receipt or the Consenting Majorities (which in the case of the Consenting Bondholders and RBS shall require a Bondholder/RBS Consenting Majority) have consented in writing to such classification (a “Minor Document”).

2.6.3	Each draft Unsettled Document, (other than a document for which a term sheet is in agreed form) the provisions of which, or the implementation of which, could reasonably be expected to have a Material Adverse Effect in the context of the Restructuring Documents already in the agreed form and any draft Unsettled Document for which there is a term sheet in agreed form but which deviates from such term sheet in a manner which could reasonably be expected to have a Material Adverse Effect (a “Significant Document”), shall be deemed to be in agreed form and a Restructuring Document only when it has been agreed and initialled for the purposes of identification by or on behalf of each Party as being in agreed form.

2.6.4	Any draft Unsettled Document other than a Minor Document or a Significant Document shall be deemed to be in agreed form and a Restructuring Document if supplied to each Party or its adviser or, in respect of the Consenting Bondholders, the Ad Hoc Committee’s Legal Advisers, expressly for the purpose of the document being deemed to be in agreed form pursuant to this Clause 2.6.4 and the Consenting Majorities (which in the case of the Consenting Bondholders in relation to the New EPL Arrangements which are Unsettled Documents, shall require a Bondholders/RBS Consenting Majority) have consented in writing to such document being in agreed form (such consent not to be unreasonably withheld or delayed).

2.7	The Parent agrees that in the event the EPL Condition is not satisfied before the Effective Date, it will, unless and until the EPL Condition is satisfied, make all reasonable efforts to prepare and promote the EPL Scheme.

2.8	The Parent undertakes not to issue Bonds in definitive form (unless required to do so under the terms of the permanent global bond) without receiving the prior written consent of the Ad Hoc Committee (such consent not to be unreasonably withheld or delayed).

2.9	The Consenting EPL Banks agree to execute and deliver each document relating to the New EPL Arrangements when reasonably requested to do so by the Parent.

2.10	The Parent will, as soon as reasonably practicable after this Agreement (other than the Immediately Effective Provisions) becomes effective in accordance with Clause 1.5, produce a conformed copy of the New Standstill Agreement which each party thereto shall initial for the purposes of identification.

2.11	RBS hereby agrees to extend the RBS Letter of Credit until five Business Days after the Restructuring Long Stop Date.

3.	INITIAL CONDITIONS AND PARENT UNDERTAKING

3.1	The obligations of the Parties and BNFL pursuant to Clause 2 (save for Clause 2.4.2, Clause 2.9 Clause 2.10 and 2.11) are conditional on:

3.1.1	the State Aid Approval being obtained from the Commission regardless of whether the State Aid Approval is subject to appeal or other legal challenge or not, but provided that the State Aid Approval is either:

(a)	not subject to any conditions or obligations;

(b)	subject to conditions or obligations which in the aggregate would not, if complied with, either:

(i)	constitute a Material Adverse Change or a Material Adverse Effect; or

(ii)	render it impossible to proceed with the Restructuring on substantially the basis described in this Agreement and the Restructuring Documents.

3.1.2	at the date on which the last of the conditions set out in this Clause 3,1 (save for the conditions set out in this Clause 3.1.2, Clause 3.1.6 and Clause 3.1.12) are satisfied, there not having been a Material Adverse Change which has been notified to the Parent by an Objecting Majority (which in the case of the EPL Banks shall require an EPL Bank Special Majority);

3.1.3	each of the BNFL Back-end Agreements as amended in accordance with this Agreement either being subject to no outstanding conditions precedent or the parties thereto agreeing to treat the BNFL Back-end Agreements as being unconditional, in each case other than any condition which relates to this Agreement and/or the Nuclear Liabilities Agreements and/or the BNFL Front-end Agreements and/or any other BNFL Back-end Agreements and/or the Creditors’ Scheme becoming effective;

3.1.4	each of the BNFL Front-end Agreements as amended in accordance with this Agreement either being subject to no outstanding termination conditions or conditions precedent or the parties thereto agreeing to treat each BNFL Front-end Agreement as being subject to no outstanding termination conditions or conditions precedent, in each case other than any termination condition or condition precedent which relates to this Agreement and/or the Nuclear Liabilities Agreements and/or the BNFL Back-end Agreements and/or any other BNFL Front-end Agreements and/or the Creditors’ Scheme becoming effective;

3.1.5	if the EPL Condition is satisfied, the New EPL Arrangements either being subject to no outstanding conditions precedent or the parties thereto agreeing to treat the New EPL Arrangements as being wholly unconditional, in each case other than any condition which relates to this Agreement or any part of the New EPL Arrangements becoming unconditional and/or the Creditors’ Scheme becoming effective;

3.1.6	there not having been a material breach of the warranties given by the Companies in Clause 4 and Schedule 4 and no circumstances having arisen as a result of which there would be a material breach of those warranties if they were repeated at the date when the last of the Initial Conditions (save for the condition set out in Clause 3.1.2, this Clause 3,16 and Clause 3.1.12) is satisfied and there not having been a material breach of the undertaking and covenants given by the Companies in Clause 4 and Schedule 4 which has not been remedied prior to such date;

3.1.7	confirmation (in a form reasonably satisfactory to the Parent) being obtained from the Inland Revenue that the transactions contemplated by the Nuclear Liabilities Agreements and the Restructuring Steps will not give rise to any adverse tax consequences which would constitute a Material Adverse Change;

3.1.8	every material Unsettled Document being agreed or deemed to be in the agreed form pursuant to Clause 2.6;

3.1.9	any approval required from the Financial Services Authority, as the regulator of BETS, to the Restructuring being obtained;

3.1.10	any consent required from any governmental or regulatory body to the Restructuring, the absence of which would give rise to a Material Adverse Change, being obtained;

3.1.11	the Parent confirming not more than five Business Days prior to the satisfaction of the last of the Initial Conditions (other than the; conditions set out in Clauses 3.1.2, 3.1.6 and 3.1.12) by way of certificate addressed to each of the Significant Creditors, RBS, the EPL Facility Agent (on behalf of the EPL Banks), the Ad Hoc Committee’s Advisers (on behalf of the Consenting Bondholders) and BNFL, signed by a director of the Parent (but without liability, other than for fraud, whether of the Parent, the director concerned or any other person) that prior to the date of this Agreement to the best of the knowledge and belief of the board after enquiry of appropriate officers and employees of members of the Group, it considers that it had disclosed to the Significant Creditors, RBS, the EPL Banks and the Ad Hoc Committee’s Advisers or their respective representatives, information which was true and accurate in all material respects (except as corrected prior to the date of this Agreement) and which taken as a whole was sufficient to enable them to make a reasonably informed decision on whether or not to participate in the Restructuring on the terms of this Agreement.

3.1.12	at the date on which the last of the Initial Conditions (save for the conditions set out in Clauses 3.1.2, 3.1.6 and this Clause 3.1.12) is satisfied, no written notice having been received (which has not been withdrawn) by any member of the Group from HM Nuclear Installations Inspectorate that the Restructuring, or any aspect of it, contravenes any nuclear site licence held by BEG or BEG (UK) in a material respect.

3.2	The Parent shall make all reasonable efforts to achieve satisfaction of:

3.2.1	each condition set out in Clauses 3.1.1, 3.1.3, 3.1.4, 3.1.5, 3.1.7, 3.1.9, 3.1.10 and 3.1.11 by 30 November 2004; and

3.2.2	the Restructuring Condition by the Restructuring Long Stop Date.

3.3	At any time on or before 9.00 a.m. on the Restructuring Long Stop Date the Parent may waive the Initial Condition set out in Clause 3.1.9 by notice to the other Parties and BNFL, provided such waiver would not constitute or give rise to a Material Adverse Change.

3.4	Any Initial Condition other than the Initial Condition in Clause 3.1.9, may be waived in writing by the Parent and the Consenting Majorities. BNFL’s rights under the BNFL Agreements will not be affected by any such waiver.

3.5	The Parent undertakes to give each of the Consenting EPL Banks (via the EPL Facility Agent), Significant Creditors, RBS and the Ad Hoc Committee (via the Ad Hoc Committee’s Legal Advisers) not less than five Business Days notice of the day of the sanction hearings for each of the Creditors’ Scheme and the EPL Scheme and of the day the Parent expects to file the Creditors’ Scheme Order with the registrar of companies in Scotland for registration (the “Notified Filing Date”). If at any time before the Notified Filing Date there is a continuing Material Adverse Change, an Objecting Majority (which in the case of the EPL Banks shall require an EPL Bank Special Majority) may by notice given to the Parent before the Notified Filing Date terminate this Agreement, in which case the provisions of Clause 8 shall apply and the Parent shall not file the Creditors’ Scheme Order.

3.6	The Parent undertakes not to deliver the Creditors’ Order to the registrar of companies in Scotland for registration:

3.6.1	If notice has been given to the Parent by an Objecting Majority (when in the case of the EPL Banks shall require an EPL Bank Special Majority) in accordance with Clause 3.5.

3.6.2	if before the Notified Filing Date an Objecting Majority (which in the case of EPL Banks shall require an EPL Bank Special Majority) has validly notified the Parent that there has been a material breach of the undertakings and covenants given by the Companies in Clause 4 and Schedule 4 or if there would be a material breach of the warranties given by the Companies in Clause 4 and Schedule 4 if they were repeated on the Notified Filing Date;

3.6.3	if confirmation has not been given by the applicable listing and trading authorities that upon allotment and issue of the New Shares and New Bonds Admission will become effective;

3.6.4	if any valuation required by section 103 of the Companies Act, as a result of the Restructuring Steps, has not been obtained by the relevant issuer;

3.6.5	if pursuant to the Government Restructuring Agreement, the Nuclear Liabilities Agreements have not been entered into or will not become effective in accordance with their terms immediately after the delivery of the Creditors’ Order to the registrar of companies in Scotland for registration;

3.6.6	unless the Members’ Scheme has lapsed, the Members’ Order is at the same time delivered to the registrar of companies in Scotland;

3.6.7	unless, if the EPL Condition has not been satisfied, the EPL Scheme Order is delivered at the same time to the registrar of companies in England and Wales for registration;

3.6.8	unless, if the EPL Condition has been satisfied, the New EPL Arrangements are either subject to no outstanding conditions precedent or the parties thereto agree to treat the New EPL Arrangements as being wholly unconditional, in each case other than any condition which relates to this Agreement or any part of the New EPL Arrangements becoming unconditional or the Creditors’ Scheme becoming effective;

3.6.9	unless any Security Interest created under or arising from the Intra-Group Funding Arrangements has been discharged;

3.6.10	unless (a) the Credit Facility Agreement has been cancelled and any Security Interest created by or arising under it has been discharged, or (b) the Credit Facility Agreement will be cancelled and any Security Interest created by or arising under it will be discharged on the delivery of the Creditors’ Order to the registrar of companies in Scotland for registration,, or (c) the Parent and the Consenting Majorities agree otherwise; and

3.6.11	unless, if the Members’ Scheme has lapsed and the Disposal Condition has not been satisfied, the listing of the Existing Shares has been cancelled or will be cancelled before the Restructuring Condition is satisfied

3.6.12	(unless the Parent and the Consenting Majorities (other than the EPL Banks) agree otherwise in writing) if EPL would be in breach of a representation or warranty in the Amended EPL Facility Agreement when entered into in such a way as would create an Event of Default (as defined under the Amended EPL Facility Agreement) and the Event of Default is not waived and is not capable of being cured in accordance with the Amended EPL Facility Agreement.

3.7	The Parent shall in the period beginning on the date on which this Agreement becomes effective in accordance with Clause 1.5 and ending on the Restructuring Date:

3.7.1	promptly inform RBS, the Consenting EPL Banks, Significant Creditors, BNFL and the Ad Hoc Committee’s Advisers of any material amendment or modification to the Restructuring Steps or the agreed form documents and any material change or modification to the Restructuring or any Material Adverse Change of which it is aware;

3.7.2	keep RBS, the Consenting EPL Banks, Significant Creditors, BNFL and the Ad Hoc Committee’s Advisers:

(a)	informed on a monthly basis (by providing a written report or presentation with a question and answer session within 10 Business Days of the end of the relevant month) as to the progress in satisfying the Initial Conditions and the Restructuring Conditions and will promptly notify each of them when such conditions are satisfied and as to any other matters which may potentially adversely affect the implementation of the Restructuring;

(b)	reasonably informed as to the substance of any consultation with the Parent by the Secretary of State pursuant to Clause 3.4 of the Government Restructuring Agreement;

3.7.3	provide RBS, the Consenting EPL Banks, the Significant Creditors and the Ad Hoc Committee’s Advisers with:

(a)	the monthly management accounts and the historical and forecast performance against the budget of the Group together with a schedule detailing figures on debt amounts, collateral requirements and drawdowns (if any) under the Credit Facility Agreement as at the date of such accounts;

(b)	the audited financial statements of the Group within 120 days after the end of the financial year;

(c)	copies of any contract or obligation (or any group of related contracts or obligations) entered into after the date of this Agreement by any member of the Group outside the ordinary course and not contemplated by this Agreement, requiring expenditure or the undertaking of any liability in excess of £5 million; and

(d)	within 10 Business Days of its being adopted, the Group’s annual budget for the year to March 2005.

In connection with, any information provided by the Parent or any member of the Group whether pursuant to this Clause 3.7 or otherwise, each recipient of such confidential information who is a party to this Agreement acknowledges and agrees subject to Clause 10.2.3 (a) to keep such information confidential (subject and without prejudice to the terms of any existing confidentiality agreement which it has entered into with the Parent) and (b) that by receiving such information they may receive material non-public information about the Parent or the Group and (c) that there exist securities laws and regulations of various countries and states (including the United Kingdom) that may restrict or eliminate its ability to sell or purchase securities of or claims against the Parent (or any member of the Group) while in possession of material non-public information or otherwise.

3.7.4	If by 15 September 2004 the State Aid Approval has been neither obtained nor refused and HMG has provided an update to the Parent pursuant to clause 8.1 of the Government Restructuring Agreement then the parent shall within five Business Days, provide the update on the status of the State Aid Approval process, including, if known the general nature of any likely material conditions, to the Significant Creditors, RBS, BNFL, the Consenting EPL Banks and the Ad Hoc Committee’s Advisers (subject to such obligations of confidentiality as the Secretary of State may reasonably require) and, to the extent able to do so (subject to such obligations of confidentiality to HMG and third parties), the Parent’s views on the update and the process.

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1	Each Party (other than RBS) and BNFL makes on the date of this Agreement or, if later, the date of entering into this Agreement the representations and warranties expressed to be made by it in paragraph 1 of Schedule 4.

4.2	RBS makes the representations and warranties expressed to be made by it in paragraph 1 of Schedule 4 as if reference to this Agreement and any Restructuring Documents were references to the Immediately Effective Provisions and on notifying the Parent of receipt of its credit committee approval required by Clause 1.5, RBS shall be deemed to make the same representations and warranties in relation to the rest of this Agreement and any Restructuring Documents.

4.3	The Parent makes the additional representations and warranties expressed to be made by it in paragraph 2 of Schedule 4.

4.4	Each Consenting Bondholder makes the additional representations and warranties expressed to be made by it in paragraph 3 of Schedule 4.

4.5

Each of the Companies gives the undertakings set out in paragraph 4 of Schedule 4 to RBS, the Consenting EPL Banks and Significant Creditors, Consenting Bondholders and BNFL. Each person who is both a party to this Agreement and a party to the Bondholder Restructuring Agreement or Standstill Agreement agrees that he shall not be entitled to recover damages more than once in respect of any one matter giving rise to a claim for breach of the undertakings in paragraph 4 of Schedule 4 of this Agreement and (if he is a party to the Bondholder Restructuring Agreement) for breach of an equivalent provision of Clause 7.1 thereof and (if he is a party to the Standstill Agreement) for breach of an equivalent provision of Clause 4 and Schedule 7 thereof.

4.6	Each Consenting EPL Bank makes the additional representations and warranties expressed to be made by it in paragraph 3.2 of Schedule 4.

4.7	ECTEF makes the additional representations and warranties expressed to be made by it in paragraph 3.3 of Schedule 4.

5.	REAFFIRMATION OF STANDSTILL ARRANGEMENTS

5.1	The Bondholder Restructuring Agreement shall continue in full force and effect in accordance with its terms save to the extent that it is varied by or pursuant to this Agreement. Without prejudice to the generality of the foregoing, Schedule 8 sets out certain specific amendments to each such agreement made by this Agreement.

5.2	In the case of a conflict between any provision of the Bondholder Restructuring Agreement and this Agreement, this Agreement shall prevail.

5.3	For the avoidance of doubt each Consenting Bondholder who is a party to the Bondholder Restructuring Agreement hereby:

(a)	consents to the amendments to the Bondholder Restructuring Agreement made by this Agreement; and

(b)	acknowledges that the Bondholder Restructuring Agreement and all rights and obligations thereunder shall, subject to clause 8.2 of this Agreement and Clause 4 of the Bondholder Restructuring Agreement, terminate on the Restructuring Date save in respect of Accrued Interest.

5.4	Those Consenting Bondholders who are members of the Ad Hoc Committee hereby:

5.4.1	agree, as the Ad Hoc Committee (as defined in the Bondholder Restructuring Agreement) to extend the date by which the Restructuring Initiation Event (as defined in the Bondholder Restructuring Agreement) is required to occur under clause 4.1(xi) of the Bondholder Restructuring Agreement until 31 January 2005 and acknowledges that the Secretary of State has agreed in the Government Restructuring Agreement to this extension; and

5.4.2	undertake not to elect to terminate the Bondholder Restructuring Agreement after the date on which this Agreement becomes effective in accordance with Clause 1.5 by reason of the Standstill Agreement ceasing to have effect provided that the New Standstill Agreement (as defined below) binds the parties to it and is in full force and effect.

5.5	The Significant Creditors, RBS and BNFL:

5.5.1

 acknowledge that the EPL Facility Agent has executed a side letter of even date with this Agreement, on behalf of the EPL Banks, extending the date by which the Restructuring Initiation Event (as defined in the Standstill

Agreement) is required to occur under paragraph 14 of Schedule 5 to the Standstill Agreement until 31 October 2003 and acknowledges that the Secretary of State has agreed in the Government Restructuring Agreement to this extension;

5.5.2	hereby agree to extend the date by which the Restructuring Initiation Event (as defined in the Standstill Agreement) is required to occur under paragraph 14 of Schedule 5 to the Standstill Agreement until 31 October 2003; and

5.5.3	hereby agree, if this Agreement (other than the Immediately Effective Provisions) becomes effective in accordance with Clause 1.5, to extend the date by which the Restructuring Initiation Event (as defined in the Standstill Agreement) is required to occur under paragraph 14 of Schedule 5 to the Standstill Agreement until the earlier of 30 September 2004 and the date on which the New Standstill Agreement is entered into.

5.6	The Parent shall convene a general meeting of each series of the Bonds before the end of 2003 to consider and if thought fit approve the resolutions relating to the termination of the Standstill Agreement and the substitution of the New Standstill Agreement comprised in the Amending Resolutions (the “Standstill Resolutions”) and if and to the extent that such Standstill Resolutions are adopted, shall make reasonable efforts as soon as reasonably practicable to enter into further a supplemental deed to the Bond Trust Deed with the Bond Trustee to implement the amendments approved by such Standstill Resolutions.

5.7	If all the Standstill Resolutions are adopted and the Bond Trust Deed is amended accordingly in relation to all three series of Bonds, the Companies, the Significant Creditors, RBS and the Consenting EPL Banks shall enter into the New Standstill Agreement as soon as reasonably practicable after the supplemental deed implementing such amendments is duly executed and delivered.

5.8	For the avoidance of doubt each Party and BNFL hereby acknowledges that the execution of this Agreement and the performance by it of its obligations hereunder does not require the consent of any other party to the Standstill Agreement and is otherwise in accordance with the terms thereof and the New Standstill Agreement and all rights and obligations thereunder shall, subject to clause 8.2 of this Agreement and the terms of Schedule 5 of the Standstill Agreement, terminate on the Restructuring ______.

6.	RELEASE OF DIRECTORS AND OTHERS

6.1	Each Significant Creditor and if the EPL Condition is satisfied each EPL Bank agrees that with effect from the Restructuring Date it will:

6.1.1	release each Representative of any Released Company from any Liability in connection with the Restructuring or arising out of the circumstances that gave rise to the need for the Restructuring that any such Representative may have to such EPL Bank and Significant Creditor; and

6.1.2	waive each and every claim that it may have against any Representative of any Released Company in connection with the Restructuring or arising out of the circumstances that gave rise to the need for the Restructuring, provided that nothing in this Clause 6 shall release any Representative from:

(a)	any such Liability for fraud; or

(b)	any such Liability arising by reason of any act or omission in the period beginning on the date of this Agreement and ending on the Restructuring Date which has been notified in writing to the Parent by any Significant Creditor or Consenting EPL Bank prior to the earlier of the date falling 28 days after the Effective Date and the day of the hearing for leave to convene the Creditors’ Scheme Meeting and in connection with which the Representative has no claim against any Group Company. The Parent shall promptly forward to every Party any notification received by it under this sub-paragraph (b) (such notification to be made, in the case of Consenting Bondholders, to the Ad Hoc Committee’s Legal Advisers and in the case of the Consenting EPL Banks, to the EPL Facility Agent). For the avoidance of doubt, Representatives shall be released from any Liability described in this sub-paragraph (b) which is not notified to every Party before the requisite specified date.

6.2	Notwithstanding Clause 10.5, each Representative of any Released Company and each Released Company which is not a party may enforce the terms of Clause 6.1 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

6.3	Nothing in the release given in this Clause 6 will release or prejudice any claim any member of the Group might otherwise have against any Representative or any claim by any EPL Bank or Significant Creditor against professional advisers to the Group where such claim arises under a duty of care which has been specifically accepted or acknowledged in writing.

6.4	Each Consenting Bondholder agrees that:

6.4.1	it shall submit, or procure the submission by its Account Holder of, an Account Holder Letter for the purpose of receiving, or directing the receipt of distributions of, New Shares and New Bonds under the Creditors’ Scheme; and

6.4.2	any Account Holder Letter submitted and/or any authority or instruction to an Account Holder to submit an Account Holder Letter shall contain releases in substantially the same form and on the same terms as set out in Clause 2.1 and this Clause 6.

6.5	RBS agrees that:

6.5.1	it shall submit an RBS Letter for the purpose of receiving, or directing the receipt of distributions of, New Shares, New Bonds and Accrued Interest under the Creditors’ Scheme; and

6.5.2	any RBS Letter submitted shall contain releases in substantially the same form and on the same terms as set out in this Clause 6

7.	CONSENTING BONDHOLDERS’ OBLIGATIONS

7.1	Each Consenting Bondholder hereby:

7.1.1	irrevocably and unconditionally designates the Ad Hoc Committee as its representative to act for and represent it with respect to all matters arising out of, or related to, this Agreement, the Restructuring Documents, the Unsettled Documents and any ancillary document that specifies the Ad Hoc Committee may so act, as well as matters which may require notice to be given to the Consenting Bondholders or where, unless otherwise provided herein, any determination, waiver or amendment is required by the Consenting Bondholders under this Agreement or any ancillary documents relating to the Restructuring. The designation of the Ad Hoc Committee made pursuant to this Clause shall cease upon the earlier of the Termination Date and the Restructuring Date;

7.1.2	unconditionally and irrevocably appoints the Ad Hoc Committee’s Legal Advisers as such Consenting Bondholder’s agent, proxy and attorney in fact, with full power of substitution, for all purposes set forth in this Agreement and any Restructuring Documents, including the full power and authority on each person’s behalf to (i) execute on such Consenting Bondholder’s behalf any agreement or document relating to the Restructuring, (ii) vote in any proceeding in accordance with such Consenting Bondholder’s obligations herein (other than at meetings where voting instructions are to be given via a clearing system), (iii) give and receive all notices required to be given under this Agreement and any of the Restructuring Documents including any notice to be given by a Consenting Majority and (iv) take any and all additional action as is contemplated to be taken by the Consenting Bondholder by the terms of this Agreement and/or any of the Restructuring Documents;

7.1.3	agrees it shall not procure the Bond Trustee to take any action that is inconsistent with the terms and conditions of this Agreement or the Creditors’ Scheme;

7.1.4	irrevocably agrees that:

(a)

during the period ending on the earlier of the Termination Date or the Restructuring Date, it shall not encumber, charge, sell, transfer, grant any option over, or otherwise dispose of or permit the sale, transfer, charging or other disposition or creation or grant of any other encumbrance, Security Interest or option of or over all or any of its

Identified Bonds or interest in any of its Identified Bonds or any claim such Consenting Bondholder may have against the Parent or any of its Subsidiaries based upon its ownership of the Identified Bonds or the Bond Trust Deed or agree to do any such thing (together a “transfer”) unless it first obtains from the purchaser, transferee, chargee or other person (as the case may be) a written undertaking in favour of the other parties (in the form attached as Schedule 11 hereto) agreeing to be bound by the terms of this Agreement as if such person were a Consenting Bondholder;

(b)	if it effects a transfer in favour of another Consenting Bondholder it will give written notice of the details of such transfer (including the identity of the transferee) to the Parent as soon as reasonably possible after the transfer;

7.1.5	irrevocably agrees that it shall be bound by the terms of this Agreement in respect of, subject to clause 8.1 of the Bondholder Restructuring Agreement, its Identified Bonds.

7.1.6	if the Consenting Bondholder has indicated on the signature page executed by it that its Identified Bonds are in a Ring-Fenced Business, nothing in this Agreement shall affect the activities of any other business of such Consenting Bondholder. For these purposes, a “Ring-Fenced Business” of a Consenting Bondholder shall mean a business of such Consenting Bondholder which is operated independently from any other business of such Consenting Bondholder and in respect of which arrangements are in place between the Ring-Fenced Business and any other business of such Consenting Bondholder which constitute a “Chinese wall” for the purpose of FSA rule COB 2.4R(1); provided further, however, that nothing in the foregoing provision shall in any way limit or impair the representations of each Consenting Bondholder or such Consenting Bondholder’s obligations hereunder with respect to the principal amount of the Identified Bonds set forth on the signature page of this Agreement executed and delivered by it pursuant to Clause 1.6.

7.1.7	In respect of any transfers of Identified Bonds, Consenting Bondholders who are party to the Bondholder Restructuring Agreement, and who have complied with the transfer restrictions set out at Clause 7.1.4 above, are deemed to have complied with the transfer restrictions set out in Clause 8.1 of the Bondholder Restructuring Agreement provided that the written undertaking given in accordance with Clause 7.1.4 shall also set out and comprise the written undertaking required by such Clause 8.1.

8.	TERMINATION

8.1	This Agreement will terminate automatically with immediate effect:

8.1.1	if any of the: Initial Conditions set out in Clauses 3.1 are not satisfied or waived in accordance with Clauses 3.3 or 3.4 (as the case may be) by 9.00 a.m. on 30 November 2004 (or such later date as is agreed in writing by the Consenting Majorities (which in the case of EPL Banks shall require an EPL Bank Special Majority) and the Secretary of State);

8.1.2	if the circular relating to the Creditors’ Scheme is not posted by 3 December 2004, or the Creditors’ Scheme Resolution(s) have not been passed by 14 January 2005 or in each case such later date as is agreed in writing by the Parent and the Consenting Majorities (which in the case of the EPL Banks shall require an EPL Bank Special Majority) and the Secretary of State;

8.1.3	in the event that the EPL Condition is not satisfied, the circular relating to the EPL Scheme has not been posted by 3 December 2004, or the EPL Scheme Resolution(s) have not been passed by 14 January 2005 or in each case such later date as is agreed in writing by the Parent and the Consenting Majorities (which in the case of the EPL Banks shall require an EPL Bank Special Majority) and the Secretary of State;

8.1.4	if the Restructuring Date has not occurred by 12 noon on the earlier of 31 January 2005 and the date falling 120 days after the Effective Date (or such later date and subject to such intermediate milestones as are agreed in writing, in the case of the first such later date, by the Parent, BNFL, the Consenting Majorities (which in the case of the EPL Banks shall require an EPL Bank Special Majority), and the Secretary of State and, in the case of any second or subsequent later date, all the Parties, BNFL and the Secretary of State (the “Restructuring Long Stop Date”)

8.1.5	the Restructuring Condition has ceased to be capable of satisfaction; or

8.1.6	if the Parent receives a valid termination notice in accordance with Clause 3.5;

8.1.7	if the Government Restructuring Agreement is validly terminated in accordance with its terms;

8.1.8	if the Parent receives a valid Termination Notice (as defined in the Standstill Agreement) under the Standstill Agreement;

8.1.9	if the Bondholder Restructuring Agreement is validly terminated in accordance with Clause 4 of the Bondholder Restructuring Agreement;

8.1.10	if the State Aid Approval is successfully overturned on appeal prior to the Restructuring Long Stop Date and the Parent receives a written notice from an Objecting Majority (which in the case of the EPL Banks shall require an EPL Bank Special Majority) that it wishes to terminate this Agreement pursuant to this Clause 8.1.10;

8.1.11	this Agreement (other than the Immediately Effective Provisions) has not become effective in accordance with Clause 1.5 by 31 October 2003 (or such later date as the Parent, the Approvals Majorities (which in the case of the EPL Banks means the EPL Bank Special Majority) and the Secretary of State may agree).

8.2	Each Party which is also a signatory to the Standstill Agreement and BNFL, hereby agrees that if this Agreement terminates, the Standstill Period as defined in the Standstill Agreement will end with immediate effect.

8.3	Each Party, which is also a party to the Bondholder Restructuring Agreement, hereby agrees that if this Agreement terminates, the Bondholder Restructuring Agreement will terminate in accordance with Clause 4 thereof with immediate effect

8.4	The rights and obligations of each Party and BNFL under this Agreement, the Bondholder Restructuring Agreement and the Standstill Agreement, will cease immediately on termination of this Agreement pursuant to this Clause 8 but termination does not affect the rights and obligations of a Party or BNFL under this Agreement, the Bondholder Restructuring Agreement and the Standstill Agreement which have accrued or relate to breaches at the time of or prior to termination.

9.	COSTS

9.1	The Parent agrees to pay promptly (or procure the prompt payment of) the professional adviser fees reasonably incurred by RBS, BNFL and each of the Consenting EPL Banks and Significant Creditors in respect of the negotiation and implementation of this Agreement and the transactions contemplated by it. The Parent shall not be responsible directly or indirectly for the costs of any direct or indirect assignee or successor of any Consenting EPL Bank, Significant Creditor or RBS.

9.2	The Parent shall procure the payment of:

9.2.1	the reasonable fees and disbursements of the Ad Hoc Committee’s Legal Advisers in connection with the Restructuring (on the terms and conditions of the engagement letter between the Parent, BEG, BEG (UK) and the Ad Hoc Committee’s Legal Advisers dated 4 December 2002); and

9.2.2	the reasonable fees and disbursements of the Ad Hoc Committee’s Financial Advisers in connection with the Restructuring (on the terms and conditions of the engagement letter between the Parent, BEG, BEG (UK) and the Ad Hoc Committee’s Financial Advisers dated 31 January 2003).

10.	GENERAL

10.1	Implementation of the Restructuring

The Parent agrees to make reasonable efforts to implement the Restructuring and shall procure that before the Effective Date Newco 1 and Newco 2 will each enter into a written undertaking in favour of the other Parties and BNFL (in the form attached as

Schedule 12 hereto) agreeing to be bound by the terms of this Agreement or, failing which, procure that Newco 1 and Newco 2 perform their obligations under this Agreement.

10.2	Publicity and Disclosure

10.2.1	Without prejudice to Clause 4 and Schedule 4, except for information contained in the Press Announcement or as may be required by applicable law or by obligations or rules of any securities exchange or quotation system or any agency with whose rules it is customary for it to comply, none of the Parties (other than the Parent) or BNFL or other representative on any of their behalf shall issue any press release or public announcement concerning this Agreement without obtaining the prior written approval of the Consenting Majorities.

10.2.2	Except as may be required by applicable law or by obligations or rules of any securities exchange or quotation system or any agency with whose rules it is customary for it to comply, no Party or BNFL shall disclose (i) the identity of the Consenting Bondholders; or (ii) the amount of holdings of Bonds of any Consenting Bondholder, without the prior written consent of the Consenting Bondholders (such consent not to be unreasonably withheld or delayed).

10.2.3	Each Party (except the Consenting Bondholders) and BNFL undertakes to keep any non-public information received by it before or after the date of this Agreement and each Consenting Bondholder undertakes to keep any non-public information received by it after the date of this Agreement, about the Group and the Restructuring confidential subject to disclosures permitted by the terms of any confidentiality agreements in force as at the date of this Agreement which it has entered into with the Parent and to any disclosure required by law or an applicable regulatory authority and then only following notice to the Parent. Such confidentiality undertaking will not restrict disclosure to a potential transferee in accordance with Clause 10.4 provided that the proposed transferee has entered into a confidentiality undertaking addressed to the Parent or after the Restructuring Date Newco 1, on substantially the same terms as that entered into by the proposed transferor in respect of the information which is the subject matter of the proposed disclosure subject to such changes as are necessary to reflect the fact that the proposed transferee is to assess the information disclosed solely for the purposes of deciding whether to purchase a part or all of the proposed transferor’s Claim Amount and/or rights under this Agreement and including an obligation to return or destroy all such information and information derived from it on request by the Parent once such period expires (unless the transferee has become a Party) and a full waiver and release of any responsibility for such information on the part the Group or its advisers other than in relation to fraud in relation to the certificate provided under Clause 3.1.11.

10.3	Variation or Waiver

Save as otherwise provided in this Agreement including in the definition of “Restructuring Steps”, Clause 1.4, Clause 3.3 and Clause 3.4, no amendment or waiver of this Agreement shall be effective unless it is made in writing and signed by each Party and BNFL.

10.4	Assignments and Transfers

10.4.1	No Consenting EPL Swap Provider, Significant Creditor, BNFL or RBS shall encumber, charge, assign, transfer or enter into any novation or sub-participation of its rights or obligations under this Agreement the Standstill Agreement or the New Standstill Agreement or in respect of a Released Claim or any interest in or derivative of any of the foregoing (a “transfer”) to or with any person (a “transferee”) unless:

(a)	prior to such transfer the transferee enters into a written undertaking in favour of the parties to this Agreement (in the form attached as Schedule 17) agreeing to be bound by the terms of this Agreement as if the transferee were a party to this Agreement in the place and name of the transferor; and

(b)	the transfer is an irrevocable and unconditional transfer; and

(c)	after such transfer, there will not be more than five holders of the Claim Amount or other interest as held by the original signatory to this Agreement; and

(d)	except in the case of the EPL Swap Providers, the transfer is of at least 10 per cent, of the Claim Amount of the original Party; and

(e)	in the case of the EPL Swap Providers, the transfer represents a Swap MTM Exposure of more than £5 million or their entire EPL Swap; or

(f)	the Parent (in its absolute discretion) consents in writing to the transfer.

10.4.2	For the purposes of clause 13.2 of the Standstill Agreement and the Existing Agreements (as defined in the Standstill Agreement) the Companies hereby consent to any transfer made in accordance with this Clause 10.4 after this Agreement (other than the Immediately Effective Provisions) becomes effective in accordance with Clause 1.5.

10.4.3	The EPL Lenders may continue to transfer rights and obligations in accordance with the EPL Facility Agreement provided each transferee accedes to this Agreement by entering into a written undertaking in favour of the parties to this Agreement (in the form attached at Schedule 17) agreeing to be bound by this Agreement as if the transferee were a party to this Agreement as an EPL Lender.

10.5	Third Party Rights

Except as expressly set out herein (including in particular, but without limitation, in Clause 1.6, Clause 6.2 and Clause 11.7), a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

10.6	Exercise of rights and remedies

10.6.1	The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy. A party’s rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

10.6.2	Each Party and BNFL acknowledges and agrees that damages would not be an adequate remedy for a breach of this Agreement and that each of the other parties is entitled to seek the remedies of injunction, specific performance and other equitable relief for a threatened or actual breach of this Agreement.

10.7	Communications

10.7.1	Any communications to be made in connection with this Agreement shall be made in writing and sent to the addressees at the addresses or facsimile numbers set out:

(a)	in Schedule 1 in respect of the Companies;

(b)	in Schedule 2 in respect of the Significant Creditors;

(c)	below in respect of RBS and BNFL; or

(d)	on the relevant signature page in respect of any Consenting Bondholders; or

(e)	on the relevant signature page in respect of any Consenting EPL Bank,

or such other address or number as a Party shall notify to the other Parties in accordance with this Clause 10.7.1. Any communication delivered by one person to another under this Agreement will only be effective (i) if by way of fax, the sender has received a report showing successful transmission; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details, if addressed to that department or officer.

10.7.2	All notices in relation to this Agreement sent from or to a Company shall be sent through the Parent.

10.7.3	The addresses and fax numbers for RBS and the BNFL referred to in Clause 10.7.1 are:

(a)	RBS:

Specialised Lending Services

l0th Floor

280 Bishopsgate

London EC2M 4RB

Fax:                 020 7672 0324

Attention:        R J Hedger

Director, Corporate Restructuring Unit

(b)	BNFL:

1100 Daresbury Park

Warrington

Cheshire

WA4 4GB

Fax:                 01925 654439

Attention:     Alvin Shuttleworth, Company Secretary and Group Legal

Director

10.8	Preservation of Rights

If this Agreement terminates or does not become effective pursuant to Clause 1.5, then nothing in this Agreement, the Heads of Terms, the Standstill Agreement or the Bondholder Restructuring Agreement, or the discussions and negotiations relating to any of the foregoing, will be taken to constitute an admission of or agreement to the right of any EPL Bank, Significant Creditor, Bondholder or RBS against the Group. In particular, in these circumstances, Claim Amounts will not be treated as having been agreed and no member of the Group will be treated as having admitted that any Claim Amount is due in whole or in part.

10.9	Governing Law and Jurisdiction

10.9.1	This Agreement is governed by English law.

10.9.2	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

10.9.3	The Parties and BNFL agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

10.9.4	Without prejudice to any other mode of service allowed under any relevant law:

(a)	each Company (other than a Company incorporated in England and Wales):

(i)	irrevocably appoints BEG as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(ii)	agrees that failure by BEG to notify the relevant Company of the process will not invalidate the proceedings concerned;

(b)	ECTRIC and ECTEF each:

(i)	irrevocably appoints Weil, Gotshal & Manges, One South Place, London EC2M 2WG (Attention: Christopher Mallon) as its agent for service of process in relation to any proceedings before the English Courts in connection with this Agreement; and

(ii)	agrees that failure by Weil, Gotshal & Manges to notify ECTRIC or ECTEF of the process will not invalidate the proceedings concerned; and

(c)	each Consenting Bondholder:

(i)	irrevocably appoints Cadwalader, Wickersham & Taft LLP, 265 Strand, London WC2R 1BH (Attention: Andrew Wilkinson) as its agent for service of process in relation to any proceedings before the English Courts in connection with this Agreement; and

(ii)	agrees that failure by Cadwalader, Wickersham & Taft LLP to notify the Consenting Bondholder of the process will not invalidate the proceedings concerned.

10.10	Several Obligation

The obligations of RBS, each Consenting EPL Bank, each Significant Creditor, each Consenting Bondholder and BNFL under this Agreement are several. No Consenting EPL Bank, Significant Creditor, Consenting Bondholder, RBS or BNFL shall be liable for any breach by any other such party of that party’s obligations under this Agreement.

10.11	Counterparts

This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11.	ENTIRE AGREEMENT

In this Clause 11, the following definition applies:

“Representation” means representation, statement, assurance, covenant, undertaking, indemnity, guarantee or commitment (whether contractual or otherwise).

11.1	This Agreement and each document referred to in it constitute the entire agreement and supersede any previous agreement between the parties relating to the subject matter of this Agreement.

11.2	Each Consenting EPL Bank, Significant Creditor, Consenting Bondholder, RBS and BNFL acknowledges and agrees that it has not relied on or been induced to enter into this Agreement by a Representation given by any of the Companies other than the warranties and undertakings given in Clause 4 and Schedule 4.

11.3	None of the Companies is liable to any of the Consenting EPL Banks, Significant Creditors, Consenting Bondholders, RBS or BNFL for a Representation that is not set out in Clause 4 and Schedule 4.

11.4	Each of the Companies acknowledges and agrees that it has not relied on or been induced to enter into this Agreement by any Representation given by any of the Consenting EPL Banks, Significant Creditors or the Consenting Bondholders, RBS or BNFL other than the warranties given in Clause 4 and Schedule 4.

11.5	None of the Consenting EPL Banks, Significant Creditors, Consenting Bondholders, RBS or BNFL shall be liable to any of the Companies for a Representation that is not set out in Clause 1.5, Clause 4 and Schedule 4.

11.6	Nothing in this Clause 11 shall have the effect of limiting or restricting any liability arising as a result of any fraud, wilful misconduct or wilful concealment.

11.7	It is acknowledged by each Consenting Bondholder that:

11.7.1	no member of the Ad Hoc Committee (or any such member’s, officers, directors, employees or Ad Hoc Committee’s Advisers (each together, the “Ad Hoc Committee Parties”)), shall be under any liability as a result of taking or omitting to take any action or exercising any discretion in such capacity in the negotiation and/or agreement of any of the Restructuring Documents, or in relation to the Restructuring in general;

11.7.2

 it has not relied on any information or advice provided by any of the Ad Hoc Committee Parties in connection with the Restructuring and such Consenting Bondholder has made and will continue to make its own independent investigation and assessment of the form and substance of the Restructuring Documents;

11.7.3	none of the Ad Hoc Committee Parties shall be responsible for the genuineness, effectiveness, validity, enforceability or sufficiency of any Restructuring Document; and

11.7.4	none of the Ad Hoc Committee Parties will be under any liability as a result of disclosing or failing to disclose any notices or other documents or information to any Consenting Bondholder relating to the Restructuring or otherwise.

12.	VAT

12.1	To the extent that HM Customs & Excise determine in writing that VAT is chargeable on the receipt by a Significant Creditor of its Compromise Entitlement in exchange for its Released Claims pursuant to this Agreement and the Members’ Scheme, such VAT shall be payable by the Parent subject as hereinafter provided. In the event that the Members’ Scheme lapses and the Creditors’ Scheme becomes effective, then Newco 1 and Newco 2 (or, if applicable, the relevant representative member of their VAT group) shall pay such VAT as hereinafter provided.

12.2	Promptly upon becoming aware of such written determination such Significant Creditor shall provide to the Parent (or, in the event that the Members’ Scheme lapses and the Creditors’ Scheme becomes effective, Newco 1 and Newco 2 (or, if applicable, the relevant representative member of their VAT group)) a valid VAT invoice in respect of the relevant supply or supplies, stating, inter alia, the amount of VAT chargeable on the said receipt together with a copy of the said written determination.

12.3	The Parent (or, in the event that the Members’ Scheme lapses and the Creditors’ Scheme becomes effective, Newco 1 and Newco 2 (or, if applicable, the representative member of their VAT group)) shall pay to TPL the amount of VAT chargeable two Business Days following receipt in cleared funds of a VAT repayment or two Business Days after obtaining a credit from HM Customs & Excise in respect of any such VAT payable hereunder, as the case may be. A credit is obtained for the purposes of this clause on the date on which the Parent, Newco 1 or Newco 2 (or, if applicable their representative member, as the case may be) submits a VAT return on which such credit is claimed. The Parent (or, in the event that the Members’ Scheme lapses and the Creditors’ Scheme becomes effective, Newco 1 and Newco 2 (or, if applicable, the representative member of their VAT group)) shall use all reasonable endeavours to obtain such VAT repayment or credit as soon as possible after receipt of the VAT invoice referred to above.

13.	INVALIDITY

13.1	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

13.1.1	The legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

13.1.2	The legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

14.	FURTHER ASSURANCE

Each Party and BNFL shall, from time and on request by, and at the expense of, the Parent, do or procure the doing of all acts and/or execute or procure the execution of all documents which are reasonably necessary for giving full effect to this Agreement and securing the full benefit of the rights, powers and remedies conferred upon them by this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE COMPANIES

The Parent

3 Redwood Crescent

Peel Park

East Kilbride

G74 5 PR

Fax: 013 5526 2570

Attention: The Group Treasurer

BEG

c/o The Parent

(as above)

BEG (UK)

c/o The Parent

(as above)

BEPET

c/o The Parent

(as above)

EPL

c/o The Parent

(as above)

EPHL

c/o The Parent

(as above)

SCHEDULE 2

THE SIGNIFICANT CREDITORS

TPL

First Floor

Christine House

Sorbonne Close

Teesdale

TS17 6DA

Fax:	01642 525031
Attention:	Dr. Phil Lawless

TOTAL GAS & POWER LIMITED

33 Cavendish Square

London W1G 0PW

Fax:	020 7318 6704 and 020 7318 6726
Attention:	Finance Manager

ECTEF

1400 Smith Street

Houston

Texas 77002

Attention:	President
Fax:	001 713 853 9252
cc:	Weil, Gotshal & Manges, London (Attention; Christopher Mallon)

SCHEDULE 3

RESTRUCTURING STEPS

1.	Restructuring Documents and EPL Banks

1.1	Each Party and BNFL, which is also party to any Restructuring Document which has not been executed and delivered at the date of this Agreement, agrees to execute and/or deliver such Restructuring Document and (having been settled in accordance with the terms of this Agreement) any Unsettled Documents to which it is or will be a party (in each case subject to the Restructuring Condition being satisfied) when reasonably requested to do so by the Parent or, in the case of the Parent, Newco 1 and Newco 2, when necessary to implement the Restructuring as soon as reasonably possible.

1.2	The Restructuring Steps in paragraphs 3.1, 3.10 to 3.12, 3.14, 3.15, and 3.18, paragraphs 4.1, 4.6, 4.7, 4.9 and 4.10 (including when applied in paragraph 5.2) and paragraphs 6.1 to 6.3, 6.6, 6.7, 6.9 and 6.10 of this Schedule 3 shall not apply to the EPL Banks, EPL or EPHL in the event that the EPL Condition is not satisfied and will be addressed instead in the EPL Scheme.

1.3	For the purposes of this Schedule 3:

1.3.1	“First Amount” means:

(a)	in the event of an EPL Scheme being sanctioned, an amount of EPL’s payment obligations to the EPL Lenders under the EPL Facility Agreement equal to the aggregate of the nominal values of the New Bonds and New Shares comprised in the Compromise Entitlements of the EPL Banks plus £2.5 million; and

(b)	otherwise, all EPL’s obligations under the EPL Facility Agreement and the EPL Swaps (which for the avoidance of doubt shall be the amount remaining after the payments required under the RBS Letter of Credit) at the Restructuring Date less payment obligations to the EPL Lenders under the EPL Facility Agreement equal to £152.5 million and the amounts referred to in paragraph 6.7 below (which will remain owed to the EPL Banks by EPL);

1.3.2	“Second Amount” means the First Amount less £2.5 million (which will remain owed to the EPL Banks by EPHL); and

1.3.3	“TPL PPAs” means if the Restructuring Date is after the earlier of 30 September 2004 and the exercise of the TPL Option, the TPL Original PPA and otherwise, the TPL Amended PPA and the TPL 200 MW PPA.

2.	Parent’s obligations on satisfaction of the Initial Conditions

2.1	On satisfaction of the Initial Conditions, the Parent agrees to:

2.1.1	subscribe for 49,999 redeemable non-voting ordinary shares in Newco 1 for cash and procure that a director of the Parent subscribes for or acquires two non-redeemable voting ordinary shares of £1 each for cash in Newco 1 and that Newco 1 in turn subscribes for 50,000 voting ordinary shares for cash in Newco 2;

2.1.2	make reasonable efforts to ensure that the Listing Particulars, Members’ Scheme Documents, EPL Scheme Documents (if the EPL Condition is not satisfied), Creditors’ Scheme Documents and each other document required in connection with the promotion of the Members’ Scheme, the EPL Scheme (if the EPL Condition is not satisfied) and the Creditors’ Scheme (the “Public Documents”) are prepared so as to be ready for posting as soon as is reasonably practicable after the Effective Date;

2.1.3	make reasonable efforts to procure that the New Bonds and New Shares are admitted to the Official List of the UKLA and ensure that the Public Documents are approved to the extent necessary by the UKLA;

2.1.4	in the event either that admission of the New Shares or the New Bonds to the Official List of the UKLA is refused by the UKLA or is considered by the Parent (acting reasonably) not to be achievable with reasonable certainty by the Restructuring Long Stop Date, make reasonable efforts to procure the Admission of the New Shares to the Alternative Investment Market of the London Stock Exchange plc or the Admission of the New Bonds on the Luxembourg Stock Exchange, as the case may be, and to ensure that the Public Documents are approved to the extent necessary by the London Stock Exchange plc or the Luxembourg Stock Exchange as the case may be;

2.1.5	ensure that, if approved by the UKLA, the London Stock Exchange plc or the Luxembourg Stock Exchange, the Public Documents are distributed in accordance with the Listing Rules, the AIM Rules, the rules of the Luxembourg Stock Exchange and/or the Companies Act or Luxembourg law as applicable as soon as reasonably practicable after receipt of approval in respect of the last of such documents to be approved;

2.1.6	enter into the Business Transfer Agreement with Newco 2 (which will be conditional on, inter alia, the Members’ Scheme lapsing and the satisfaction of the Restructuring Condition), and

2.1.7	if required, notify the Existing Shareholders in the circular relating to the EGM, that in the event that the sale by the Parent of all its business and assets to Newco 2 pursuant to the Business Transfer Agreement is not approved in accordance with paragraph 10.37 of the Listing Rules, it will cancel the listing of the A shares of 60 pence each and the ordinary shares of 44 28/43 pence each in the capital of the Parent with effect from the time when the Restructuring Condition in paragraph (c) of Schedule 6 is satisfied.

3.	If the Members’ Scheme becomes effective

Subject to paragraph 1.2 above, immediately upon and subject to the satisfaction of the Restructuring Condition set out in paragraph (a) of Schedule 6, each Party agrees that the following events set out in paragraphs 3.1 to 3.18 will occur in the sequence set out below.

3.1	The EPL Facility Agent will be deemed to have demanded payment of the sum of £37,465,805.31 and RBS shall make such payment pursuant to the RBS Letter of Credit on the Restructuring Date. The EPL Facility Agent (on behalf of each “Finance Party” under the EPL Facility Agreement) agrees that such payment shall extinguish any further or other liability of RBS under or in respect of the RBS Letter of Credit.

3.2	Newco 2 shall acquire the entire issued share capital of the Parent from Newco 1 in consideration for which Newco 2 will allot and issue ordinary shares to Newco 1.

3.3	BEPET’s obligations in respect of the Total CFD shall be and are hereby novated from BEPET to the Parent on the terms described in paragraph 3.15 below in consideration for which BEPET will allot and issue ordinary shares to the Parent.

3.4	Immediately after the fulfilment of the steps in paragraph 3.3, the Parent’s obligations in respect of the Total CFD shall be and are hereby novated from the Parent to Newco 2 on the terms described in paragraph 3.15 below in consideration for which the Parent will allot and issue ordinary shares to Newco 2.

3.5	Concurrently with the fulfilment of the steps in paragraph 3.3, BEPET’s obligations in respect of the TPL PPAs shall be and are hereby novated from BEPET to the Parent on the terms described in paragraph 3.15 below in consideration for which the BEPET will allot and issue ordinary shares to the Parent.

3.6	Immediately after the fulfilment of the steps in paragraph 3.5, the Parent’s obligations in respect of the TPL PPAs shall be and are hereby novated from the Parent to Newco 2 on the terms described in paragraph 3.15 below in consideration for which the Parent will allot and issue ordinary shares to Newco 2.

3.7	Concurrently with the fulfilment of the steps in paragraph 3.3, BEG’s obligations to Enron in respect of the Enron CFD shall be and are hereby novated from BEG to BEG (UK) on the terms described in paragraph 3.15 below in consideration for which BEG will allot and issue ordinary shares to BEG (UK).

3.8	Immediately after the fulfilment of the steps in paragraph 3.7, BEG (UK)’s obligations to Enron in respect of the Enron CFD shall be and are hereby novated from BEG (UK) to the Parent on the terms described in paragraph 3.15 below in consideration for which BEG (UK) will allot and issue ordinary shares to the Parent.

3.9	Immediately after the fulfilment of the steps outlined in paragraph 3.8 the Parent’s obligations in respect of the Enron CFD shall be novated from the Parent to Newco 2 on the terms described in paragraph 3.15 below in consideration for which the Parent will allot and issue ordinary shares to Newco 2.

3.10	Concurrently with the fulfilment of the steps in paragraph 3.3, the First Amount shall be and is hereby novated from EPL to EPHL on the terms described in paragraph 3.15 below in partial discharge of EPHL’s indebtedness to EPL.

3.11	Immediately after the fulfilment of the steps in paragraph 3.10, the Second Amount shall be and is hereby novated from EPHL to the Parent on the terms described in paragraph 3.15 below in consideration for which EPHL will allot and issue ordinary shares to the Parent.

3.12	Immediately after the fulfilment of steps in paragraph 3.11, the obligations under the EPL Facility Agreement novated to the Parent pursuant to paragraph 3.11 shall be and are hereby novated from the Parent to Newco 2 on the terms described in paragraph 3.15 below in consideration for which the Parent will allot and issue ordinary shares to Newco 2.

3.13	Immediately after the fulfilment of the steps in paragraphs 3.4, 3.6 and 3.9, a portion of Newco 2’s obligations under, or arising in respect of, each of the Total CFD, the TPL PPAs and the Enron CFD equivalent to the difference between Newco 2’s aggregate liabilities under those agreements and the nominal value of the New Bonds to be issued to the Significant Creditors as part of their Compromise Entitlements shall be and is hereby novated from Newco 2 to Newco 1 on the terms described in paragraph 3.13 below, in consideration for which Newco 2 will allot and issue Newco 2 Shares to Newco 1.

3.14	Immediately after fulfilment of the steps in paragraph 3;12 and concurrently with fulfilment of steps in paragraph 3.13, all of Newco 2’s obligations under the EPL Facility Agreement novated to Newco 2 pursuant to paragraph 3.12 equivalent to the difference between Newco 2’s liabilities in respect thereof and the nominal value of the New Bonds to be issued to the EPL Banks as part of their Compromise Entitlement shall be and is hereby novated from Newco 2 to Newco 1 on the terms described in paragraph 3.15 below, in consideration for which Newco 2 will allot and issue Newco 2 shares to Newco 1.

3.15	The novations referred to in this paragraph 3 from one person to another shall take effect as follows:

3.15.1	the person to whom obligations are novated (the “Novatee”) shall perform the obligations of the other person (the “Novater”) under or arising ________ of that agreement and be responsible for all liabilities, claims and demands howsoever and whenever arising thereunder and (where such agreement has not been terminated) be bound by its terms in every way as if the Novatee had at all times been a party to that agreement in place of the Novator;

3.15.2

the counterparty to the Novator under the agreement (the “Counterparty”) releases and discharges the Novator from further performance of the agreement and all liabilities, claims and demands howsoever and whenever arising under the agreement, whether in contract, tort or otherwise, and accepts the liability of the Novatee under the agreement in place of the liability of the Novator;

3.15.3	the Counterparty shall (where such agreement has not been terminated) perform its obligations under or arising in respect of that agreement and be responsible for all liabilities, claims and demands howsoever and whenever arising thereunder and be bound by the terms of the agreement in every way as if the Novatee had at all times been a party to the agreement in place of the Novator.

3.16	Newco 1 and Newco 2 shall distribute the Compromise Entitlements in accordance with paragraph 6 below.

3.17	Each of the Significant Creditors, RBS and the Consenting Bondholders hereby irrevocably agrees that if the Restructuring Condition set out in paragraph (a) of Schedule 6 is satisfied, Newco 1 shall issue, pursuant to the Members’ Scheme, the Members’ Scheme Condition Shares (in consideration for the compromise by RBS and the Bondholders of part of the Scheme Claims and the EPL Banks and Significant Creditors of part of the Released Claims) fully paid and allot and issue them to the Existing Shareholders together with the Warrants in accordance with paragraph 7 below.

3.18	Each of the EPL Banks hereby irrevocably agrees that if the Restructuring Condition set out in paragraph (a) of Schedule 6 is satisfied, Newco 1 shall issue pursuant to the Members’ Scheme, the Members’ Scheme Condition Shares (in consideration for the compromise by RBS and the Bondholders of part of the Scheme Claims and the EPL Banks and Significant Creditors of part of the Released Claims) fully paid and allot and issue them to the Existing Shareholders together with the Warrants in accordance with paragraph 7 below.

4.	If the Members’ Scheme lapses (EGM approval of disposal)

Subject to paragraph 1.2 above, immediately upon and subject to the satisfaction of the Restructuring Condition (set out in paragraph (b) of Schedule 6) each Party agrees that the events set out in paragraphs 4.1 to 4.8 will occur in the sequence set out below.

4.1	The EPL Facility Agent will be deemed to have demanded payment of the sum of £37,465,805.31 and RBS shall make such payment pursuant to the RBS Letter of Credit on the Restructuring Date. The EPL Facility Agent (on behalf of each “Finance Party” under the EPL Facility Agreement) agrees that such payment shall extinguish any further or other liability of RBS under or in respect of the RBS Letter of Credit.

4.2	BEPET’s obligations in respect of the Total CFD shall be and are hereby novated from BEPET to Newco 2 on the terms described in paragraph 4.10 below in consideration for which BEPET will allot and issue ordinary shares to Newco 2.

4.3	Concurrently with the fulfilment of the steps in paragraph 4.2, BEPET’s obligations to TPL in respect of the TPL PPAs shall be and are hereby novated from BEPET to

Newco 2 on the terms described in paragraph 4.10 below in consideration which BEPET will allot and issue ordinary shares to Newco 2.

4.4	Concurrently with the fulfilment of the steps in paragraph 4.2, BEG’s obligations to Enron in respect of the Enron CFD shall be and are hereby novated from BEG to BEG(UK) on the terms described in paragraph 4.10 below in consideration which BEG will allot and issue ordinary shares to BEG(UK).

4.5	Immediately after the fulfilment of the steps in paragraph 4.4, BEG(UK)’s obligations to Enron in respect of the Enron CFD shall be and are hereby novated from BEG(UK) to Newco 2 on the terms described in paragraph 4.9 below in consideration for which BEG(UK) will allot and issue shares to Newco 2.

4.6	Concurrently with the fulfilment of the steps in paragraph 4.2, the First Amount shall be and is hereby novated from EPL to EPHL on the terms described in paragraph 4.10 below in partial discharge of EPHL’s indebtedness to EPL.

4.7	Immediately after the fulfilment of the steps in paragraph 4.6, the Second Amount shall be and is hereby novated from EPHL to Newco 2 on the terms described in paragraph 4.9 below in consideration for which EPHL will allot and issue ordinary shares to Newco 2.

4.8	Immediately after the fulfilment of the steps in paragraphs 4.2, 4.3 and 4.5, a portion of Newco 2’s obligations under, or arising in respect of, each of the Total CFD, the TPL PPAs, the Enron CFD equivalent to the difference between Newco 2’s aggregate liabilities under those agreements and the nominal value of the New Bonds to be issued to the Significant Creditors shall be and is hereby novated from Newco 2 to Newco 1 on the terms described in paragraph 4.10 below, in consideration for which Newco 2 will allot and issue Newco 2 Shares to Newco 1.

4.9	Immediately after fulfilment of the steps in paragraph 4.7 and concurrently with fulfilment of steps in paragraph 4.8, a portion of the obligations under the EPL Facility Agreement novated to Newco 2 pursuant to paragraph 4.7 equivalent to the difference between Newco 2’s liabilities in respect thereof and the nominal value of the New Bonds to be issued to the EPL Banks as part of their Compromise Entitlement shall be and is hereby novated from Newco 2 to Newco 1 on the terms described in paragraph 4.10 below, in consideration for which Newco 2 will allot and issue Newco 2 Shares to Newco 1.

4.10	The novations referred to in this paragraph 4 from one person to another shall take effect as follows:

4.10.1	the person to whom obligations are novated (the “Novatee”) shall perform the obligations of the other person (the “Novator”) under or arising in respect of that agreement and be responsible for all liabilities, claims and demands howsoever and whenever arising thereunder and (where such agreement has not been terminated) be bound by its terms in every way as if the Novatee had at all times been a party to that agreement in place of the Novator;

4.10.2	the counterparty to the Novator under the agreement (the “Counterparty”) releases and discharges the Novator from further performance of the agreement and all liabilities, claims and demands howsoever and Whenever arising under the agreement, whether in contract, tort or otherwise, and accepts the liability of the Novatee under the agreement in place of the liability of the Novator;

4.10.3	the Counterparty shall (where such agreement has not been terminated) perform its obligations under or arising in respect of that agreement and be responsible for all liabilities, claims and demands howsoever and whenever arising thereunder and be bound by the terms of the agreement in every way as if the Novatee had at all times been a party to the agreement in place of the Novator.

4.11	Newco 1 and Newco 2 shall distribute the Compromise Entitlements in accordance with paragraph 6 below.

4.12	Newco 1 shall issue the Warrants to the Existing Shareholders as a gift in accordance with paragraph 7 below.

5.	If the Members’ Scheme lapses (No EGM approval of disposal)

5.1	Immediately following the EGM at which the sale by the Parent of all its business and assets to Newco 2 pursuant to the Business Transfer Agreement in accordance with paragraph 10.37 of the Listing Rules is not approved, the Parent will notify a Regulatory Information Service (as defined in the Listing Rules) of its intention to cancel the listing of the A shares of 60 pence each and the ordinary shares of 44 28/43 pence each in the capital of the Parent with effect from the time when the Restructuring Condition (in paragraph (c) of Schedule 6) is satisfied.

5.2	On satisfaction of the Restructuring Condition set out in paragraph (c) of Schedule 6, the steps set out in paragraph 4.1 to 4.11 will apply in the sequence set out therein; For the avoidance of doubt, Newco 1 will not issue any Members’ Scheme Condition Shares or Warrants to Existing Shareholders.

6.	Distribution of the Compromise Entitlements

On the Restructuring Date or as soon as is reasonably practicable thereafter:

6.1	Newco 2 shall issue to the Significant Creditors and the EPL Banks the New Bonds required to be issued to them as part of their Compromise Entitlements (in the case of the EPL Banks in full discharge and satisfaction of the amount then owed by Newco 2 to the EPL Banks).

6.2

Newco 1 shall issue the New Shares which form part of the Compromise Entitlement of the Significant Creditors and the EPL Banks fully paid and allot them to the Significant Creditors and EPL Banks, in the proportions set out in Part B of Schedule 5 and such shares to be allotted to the EPL Banks shall be allotted to the EPL Facility

Agent on their behalf in full discharge and satisfaction of the amount then owed by Newco 1 to the EPL Banks.

6.3	If the Restructuring Condition (set out in paragraph (a) of Schedule 6) has been satisfied, Newco 1 shall issue, pursuant to the Members’ Scheme, the Members’ Scheme Condition Shares required to be issued pursuant to paragraph 3 above fully paid together with the Warrants and allot and issue them to the Existing Shareholders in accordance with paragraph 7 below.

6.4	If the Restructuring Condition (set out in paragraph (b) of Schedule 6) has been satisfied, Newco 1 shall issue the Warrants to the Existing Shareholders as a gift in accordance with paragraph 7 below.

6.5	Interest accrued under the terms of paragraph 2.4 (Interest) of the Standstill Agreement shall be paid in cash (by BEPET or the Parent) to TPL and Total and by (BEG or the Parent) to Enron in respect of the period from (but excluding) the last date on which interest was paid in accordance therewith up to (and including) the Restructuring Date.

6.6	BEPET and the Parent shall pay all amounts due to EPL under the terms of paragraph 2.3 of the Standstill Agreement (Continuing Obligations) in respect of the period from (but excluding) the last date on which a payment was made to EPL in accordance therewith up to (and including) the Restructuring Date.

6.7	EPL shall make a payment to the EPL Facility Agent in respect of interest due under the EPL Facility Agreement together with the EPL Swaps in relation to the period from (but excluding) the last date on which interest was paid pursuant to the EPL Facility Agreement up to (and including) the Restructuring Date (but not, for the avoidance of doubt, any termination payments under the EPL Swaps).

6.8	BEPET shall pay all amounts due to TPL under the terms of paragraph 2.3 of the Standstill Agreement (Continuing Obligations) in respect of the period from (but excluding) the last date on which the relevant payment was made in accordance therewith up to and including the Restructuring Date.

6.9	Newco 2 shall issue the CTA Global Bond to EPHL in consideration for EPHL agreeing to the creation of a £150 million inter-company loan obligation from EPHL to Newco 2. Upon such issue, EPHL shall transfer the CTA Global Bond to EPL in consideration for EPL agreeing to the creation of a £150 million inter-company loan obligation from EPL to EPHL.

6.10

Without prejudice to the generality of the foregoing, if, in respect of any [Significant Creditor,] or EPL Bank, Newco 1 is advised that the allotment or issue of New Bonds or New Shares would or might infringe the laws of any jurisdiction outside the United Kingdom or would or might require compliance with any governmental or other consent or any registration, filing or other formality, which the Parent or Newco 1 (as the case may be) is unable to comply with or regards as unduly onerous to comply with, Newco 1 may, in its sole discretion, determine that no New Bonds or New Shares shall be allotted or issued to such holder. In such circumstances, Newco 1 will instead allot and issue the New Bonds or New Shares to which such holder is entitled to a nominee appointed by Newco 1 on terms that the nominee shall sell such New Bonds or New Shares, on behalf of such Significant Creditor or EPL Bank, as soon as possible after the Restructuring Date at the best price which can reasonably be obtained at the time of sale, and account for the net proceeds of such sale, after the deduction of all expenses and commission, including any value added tax payable thereon, by sending a cheque to such person or as he or she may direct by post within 14 days following completion of such sale. In the absence of bad faith or wilful default, neither Newco 1, its directors and officers nor the nominee shall have any liability for any loss or damage arising as a result of the timing or terms of such sale.

7.	Allotment and Issue of Members’ Scheme Condition Shares and Warrants to Existing Shareholders

Where Newco 1 is required to allot and issue Members’ Scheme Condition Shares and/or Warrants to the Existing Shareholders, the Existing Shareholders shall receive the Members’ Scheme Condition Shares and/or Warrants on the basis set out in the Members’ Scheme or otherwise determined by the Parent, provided that the overall quantum of Members’ Scheme Condition Shares and/or Warrants issued to the Existing Shareholders shall not be thereby increased.

8.	Redemption of Non-Voting Redeemable Shares held by the Parent in Newco 1

As soon as practicable following the implementation of the Restructuring, the Parent shall, in accordance with the terms of Newco 1’s Articles of Association, require Newco 1 to redeem the 49,998 redeemable non-voting ordinary shares held by it in Newco 1 for the sum of £1.

SCHEDULE 4

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

1.	Each Party

Each Party and BNFL represents and warrants, subject to Clause 1.6, that:

1.1	it and, if applicable, the duly authorised attorney acting on its behalf, has the power to enter into, perform and deliver and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

1.2	the execution by it of this Agreement and the exercise of its rights and the performance of its obligations under this Agreement:

1.2.1	does not constitute and will not result in any breach of applicable law, any of its constitutive documents or, save in the case of each Company, any agreement to which it is party; and

1.2.2	in the case of each Company only, will not (except to the extent contemplated by this Agreement and any Restructuring Document to which it is a party) result in the existence of or oblige it to create any Security Interest over any of its assets.

1.3	its obligations under this Agreement are valid and binding obligations, enforceable in accordance with the terms of this Agreement except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganisation, moratorium or other similar laws relating to or limiting creditors rights generally.

2.	Parent

Each of the Parent and, in respect of paragraphs 2.1.5 to 2.1.11, Newco 1 and Newco 2, represents and warrants that:

2.1	to the best of its knowledge:

2.1.1	no order has been made, petition presented or resolution passed for the winding up or appointment of a provisional liquidator to any Company;

2.1.2	no administrator has been appointed and no step has been taken with a view to the appointment of an administrator in respect of any Company;

2.1.3	neither a receiver nor an administrative receiver has been appointed over the whole or any part of the assets of any Company;

2.1.4	no proceedings analogous to the foregoing have been commenced in respect of any Company in any jurisdiction;

2.1.5	it is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under

Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and the Parent is not and upon completion of the Restructuring will not be an “investment company” as defined in the Investment Company Act;

2.1.6	it is not a Passive Foreign Investment Company within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended;

2.1.7	it reasonably believes that there is no “substantial U.S. market interest” (as defined in Regulation S under the Securities Act) in the New Shares or New Bonds or in any securities of the Parent which are of the same class as the New Shares or New Bonds;

2.1.8	neither it, nor any of its Affiliates, nor any person acting on its or their behalf has offered or will offer to sell any New Shares or New Bonds: (i) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (ii) by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S;

2.1.9	the New Shares issued pursuant to the Creditors’ Scheme and the Members’ Scheme (if applicable), will be issued in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder;

2.1.10	the New Bonds issued pursuant to the Creditors Scheme, will be issued in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder;

2.1.11	qualification of the New Bond Trust Deed will not be required under the United States Trust Indenture Act of 1939;

2.1.12	the corporate structure of the Group is as set out in Schedule 21 and that there are no subsidiaries of the Parent, nor any persons in which a member of the Group has a material interest, which are not shown in that Appendix;

2.1.13	save as disclosed in writing to each Party and BNFL or their advisers prior to to the date of this Agreement none of the Companies has been notified of any serious threat to terminate any material agreement to which it is a party for breach as a result of entering into this Agreement or implementing the proposed Restructuring; and

2.1.14	any Warrants issued to shareholders of Parent pursuant to the Restructuring will be issued in a transaction exempt from the registration requirements of the Securities Act.

3.	Consenting Bondholders and EPL Banks

3.1	Each Consenting Bondholder, severally and not jointly, hereby represents and warrants that:

3.1.1	either (a) it is the beneficial owner of, with full power to vote in respect of and to dispose of the Identified Bonds free and clear of any and all Security Interests, that number of Identified Bonds set forth on such Consenting Bondholder’s signature page to this Agreement; or (b) it has been engaged to perform investment management services on behalf of the beneficial owner of the Identified Bonds with full power to bind the beneficial owner of the Identified Bonds to the terms of this Agreement and to vote in respect of and to dispose of free and clear of any and all Security Interests, that number of Identified Bonds set forth on such Consenting Bondholder’s signature page to this Agreement;

3.1.2	either (a) it is not a US Person within the meaning of Regulation S under the Securities Act; or (b) it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act;

3.1.3	it understands that New Shares and New Bonds delivered to each Consenting Bondholder (a) have not been registered under the Securities Act, (b) are being delivered to such Consenting Bondholder in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, and (c) that any such New Shares and New Bonds may not be sold, transferred, assigned or hypothecated by such Consenting Bondholder unless (i) there is an effective registration statement under the Securities Act and such sale, transfer, assignment or hypothecation is registered pursuant to, exempt from or not subject to any other applicable securities laws covering such securities, (ii) the sale, transfer, assignment or hypothecation is made outside the United States pursuant to Regulation S promulgated pursuant to act, (iii) the sale, transfer, assignment or hypothecation is made in accordance with Rule 144A, if available, under such act, (iv) the sale, transfer, assignment or hypothecation is made in accordance with Rule 144, if available, under such act and the company receives evidence satisfactory to the company that the provisions of this rule have been complied with, (v) the sale, transfer, assignment or hypothecation is made to any of the Companies or subsidiary of any of the Companies or (vi) the sale, transfer, assignment or hypothecation is made in accordance with another exemption from registration under the Securities Act, and in each of the foregoing cases, the sale, transfer, assignment or hypothecation is made in accordance with applicable securities laws of any state of the United States.

3.1.4

the Consenting Bondholders, any of their affiliates, or any person acting on their behalf have not offered and will not offer to sell any New Shares or New Bonds in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities

Act; and is not acquiring the New Shares and New Bonds with a view to the subsequent distribution thereof.

3.2	Each Consenting EPL Bank severally and not jointly, hereby represents and warrants:

3.2.1	that it is the beneficial owner, with full power to vote in respect of and to dispose of free and clear of any and all Security Interests, of its participation., in the Loan (as defined in the EPL Facility Agreement) and its interests in any EPL Swap as set forth on such Consenting EPL Bank’s signature page to this Agreement.

3.3	ECTEF

ECTEF, severally and not jointly hereby represents and warrants that:

3.3.1	it is either:

(a)	not a US Person within the meaning of Regulation S under the Securities Act, or

(b)	an “accredited investor” within the meaning of Rule 501 (a) under the Securities Act

3.3.2	it understands that New Shares and New Bonds delivered to it (a) have not been registered under the Securities Act, (b) are being delivered to it in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, and (c) that any such New Shares and New Bonds may not be sold, transferred, assigned or hypothecated by it unless (i) there is an effective registration statement under the Securities Act and such sale, transfer, assignment or hypothecation is registered pursuant to, exempt from or not subject to any other applicable securities laws covering such securities, (ii) the sale, transfer, assignment or hypothecation is made outside the United States pursuant to Regulation S promulgated pursuant to act, (iii) the sale, transfer, assignment or hypothecation is made in accordance with Rule 144A, if available, under such act, (iv) the sale, transfer, assignment or hypothecation is made in accordance with Rule 144, if available, under such act and the company receives evidence satisfactory to the company that the provisions of this rule have been complied with, (v) the sale, transfer, assignment or hypothecation is made to any of the Companies or subsidiary of any of the Companies or (vi) the sale, transfer, assignment or hypothecation is made in accordance with another exemption from registration under the Securities Act, and in each of the foregoing cases, the sale, transfer, assignment or hypothecation is made in accordance with applicable securities laws of any state of the United States.

3.3.3

it and any of its Affiliates, or any person acting on their behalf have not offered and will not offer to sell any New Shares or New Bonds in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act; and it is not acquiring the New Shares and New Bonds with a view to the subsequent distribution thereof in the United States.

4.	Undertakings

4.1	Prior to the Restructuring Date, each of the Companies shall not, without the prior written consent of the Consenting Majorities:

4.1.1	appoint or remove any director of the Parent or pay or agree to pay any performance related bonus to any director of the Parent or make any award or grant to any director of the Parent under any incentive scheme or bonus plan to the extent any benefit under such scheme or plan depends on personal performance without, in each case, the Chairman of the Parent first consulting the Ad Hoc Committee’s Financial Advisers, RBS, BNFL, the Significant Creditors and the EPL Banks;

4.1.2	enter into any transactions, other than transactions pursuant to the Intra-Group Funding Arrangements or in the normal course of business or in accordance with this Agreement involving consideration or in a manner permitted in the remaining provisions of this paragraph 4, either alone, or in a series of transactions, in excess of £15 million in any twelve month period, including:

(a)	giving any guarantees or taking any obligations to pay damages save for BNFL Guarantees; or

(b)	granting consents for the lease, sale, pledge, mortgage, encumbrance or transfer of any part of the property of the Group;

4.1.3	sell, transfer, lease or otherwise dispose of any shares in any other entity or of all or any material part of its present or future undertaking, material assets, rights or revenues whether by one or a series of transactions related or not, save for:

(a)	disposals on normal commercial terms of assets which are surplus to operational requirements;

(b)	arms length disposals in the ordinary course of business;

(c)	disposals to another member of the Group for the purposes of facilitating the Restructuring;

(d)	disposal of British Energy US Holdings Inc or any of its Subsidiaries or its investments in joint ventures;

(e)	disposals of cash on terms contemplated and not otherwise prohibited, by this Agreement, the Bondholder Restructuring Agreement and the Standstill Agreement;

(f)	disposals of uranics stocks to BNFL or any of its Subsidiaries; and

(g)	any other disposal for consideration not exceeding £5,000,000 subject to an aggregate limit of £15,000,000 in any twelve month period;

4.1.4	acquire any business of, shares or securities issued by any person, or enter into any agreement under which it may become bound to acquire any business or assets of, or shares or securities issued by, any person except for:

(a)	acquisitions of assets for use in the day to day operation of its business;

(b)	acquisitions from another member of the Group for the purposes of facilitating the Restructuring; and

(c)	any other acquisition for consideration not exceeding £5,000,000 subject to an aggregate limit of £15,000,000 in any twelve month period;

4.1.5	permit any Security Interest other than a Permitted Security interest to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues;

4.1.6	issue equity (or otherwise change its capital structure in any way not contemplated by this Agreement and/or the Restructuring Documents including, for the avoidance of doubt, any steps which may involve the issue of any new debt, shares, warrants or options to acquire any new shares other than shares issued on the exercise or conversion of securities existing as at the date of this Agreement) or increase its authorised shares for any purpose other than to facilitate the Restructuring and no Company shall permit any subsidiary of it to issue equity to any person who is not a wholly owned subsidiary of the Parent;

4.1.7	pay any dividends other than, save in respect of the Parent, in respect of any distribution of proceeds following a disposal permitted under paragraph 4.3 above; and

4.1.8	seek to acquire, either directly or indirectly, the beneficial ownership of or rights to direct the disposition or vote of any of the Bonds.

4.2	Prior to the Restructuring Date, each of the Companies shall (unless the Consenting Majorities and the Parent have agreed otherwise in writing):

4.2.1	(except as contemplated by the TPL Option and TPL Side Letter) not, prior to the Termination Date, enter into any amendment of the TPL Amended PPA or the TPL 200 MW PPA (as defined in the Standstill Agreement) by way of a new GTMA trade or otherwise, which is not acceptable to RBS, the Consenting EPL Banks, Significant Creditors, BNFL and the Ad Hoc Committee, acting reasonably;

4.2.2	operate its business and activities in the usual course and in such a manner as to ensure that no act or event occurs (as defined in the Bondholder Restructuring Agreement) which would reasonably be expected to result in a breach of any warranties if repeated immediately prior to the Restructuring Date;

4.2.3	promptly provide or procure the provision to the Ad Hoc Committee’s Legal Advisers and the Ad Hoc Committee’s Financial Advisers of all information concerning the Parent’s business and affairs provided to any Consenting EPL Bank, Significant Creditor, RBS or BNFL and vice versa and promptly correct any information so provided if the Parent discovers or is otherwise notified that any such information was or has become inaccurate or misleading in any material respect;

4.2.4	disclose forthwith in writing to the Ad Hoc Committee, RBS, BNFL and the Consenting EPL Banks, Significant Creditors, any matter or thing which is inconsistent with the covenants and undertakings given by it in this Schedule 4;

4.2.5	disclose forthwith in writing to the Ad Hoc Committee, RBS, BNFL and the Consenting EPL Banks, Significant Creditors, details of any material contingent liability which may relate to any of BEG, BEG (UK), BEPET, EPL or EPHL, which was not otherwise notified to the Ad Hoc Committee, RBS, BNFL and the Consenting EPL Banks, Significant Creditors prior to the date of this Agreement (whether then in existence or otherwise);

4.2.6	submit for the Ad Hoc Committee’s review any Creditors’ Scheme Documents prior to the release to all holders of the Bonds for the purpose of soliciting Bondholders’ agreement or approval to such documentation;

4.2.7	insofar as they become aware of the identity of Bondholders, inform the Ad Hoc Committee’s Legal Advisers of the identity of Bondholders provided that they shall not be obliged to do so if they have been specifically asked by Bondholders not to identify such Bondholders;

4.2.8	take all reasonable steps to consult with the Ad Hoc Committee and its advisers and RBS and its advisers in relation to the Creditors’ Scheme Documents;

4.2.9	take all reasonable steps to consult with the Consenting EPL Banks and their advisers in relation to the EPL Scheme Documents.

4.3

Save as set out in paragraph 4.1.3(d) in respect of any matters required by (i) the Listing Rules, which would require, or would ordinarily require, absent a derogation from the Listing Rules, the Parent to obtain shareholder approval (the “Consents”) or notify Existing Shareholders (the “Notifications”); or (ii) the Companies Act or the articles of association of the Parent, which would require, or would ordinarily require the Parent to obtain shareholder approval, the Parent agrees to seek the Consents from the Consenting Majorities (which in the case of Consenting bondholders shall require a Bondholder RBS Consenting Majority) and the Parent shall discharge its responsibilities under this paragraph 4.3 in respect of the Consents by seeking and obtaining written instructions from the Consenting Majorities and in respect of Notifications by notifying in writing each of the Significant Creditors, RBS, and the EPL Banks via the EPL Facility Agent and the Consenting Bondholders via the Ad Hoc Committee’s Legal Advisers, provided that if at the time the Parent is not admitted to the Official List of the UKLA the Parent shall not be required to prepare any circular which would be required by the Listing Rules.

4.4	Unless the Consenting Majorities otherwise consent, prior to the satisfaction of the Restructuring Condition, the Group will comply with paragraph 11 (Rating) and paragraphs 14.17 (SEC Reports; Other Information) and 14.18 (Provision of Financial Statements) of the New Bond Term Sheet insofar as it relates to the period prior to satisfaction of the Restructuring Condition.

4.5	Without the consent of the Consenting Majorities no member of the Group will incur new Financial Indebtedness (as described in the New Bond Term Sheet) other than:

4.5.1	pursuant to the Credit Facility Agreement (or any amendment or extension of the Credit Facility Agreement); or

4.5.2	Permitted Financial Indebtedness (as defined in the New Bond Term Sheet).

4.6	The Parent shall as soon as is reasonably practicable following the Restructuring Date prepare and file with the SEC an Exchange Act Registration Statement and take all reasonable steps to cause the Exchange Act Registration Statement to become effective under the Exchange Act as soon as is reasonably practicable thereafter.

4.7	The Parent shall, upon such time following the Restructuring Date as the Parent meets the eligibility criteria for listing on the New York Stock Exchange (including the minimum public float and minimum shareholder eligibility requirements), take all reasonable steps to cause American Depositary Shares representing New Shares to be listed on the New York Stock Exchange and take reasonable steps to:

(a)	appoint an appropriate financial institution to as a depositary, including the execution of a deposit agreement between the Parent and such depositary;

(b)	establish a sponsored American Depositary Receipt facility in respect of American Depositary Shares, each representing a specified number of New Shares; and

(c)	assist the relevant depositary to file with the SEC a registration statement under the Exchange Act with respect to the American Depositary Shares.

4.8

Prior to the satisfaction of the Restructuring Condition, the Group will not make any declaration or other binding written commitment not to operate the Eggborough Power Station (or any one or more generating unit thereof) for more than 20,000 operational hours starting from 1st January, 2008 and ending no later than 31st December, 2015 as described in Article 4(a) of the Large Combustion Plants Directive (being Directive 2001/80/EC of the European Parliament and the Council of 23rd October, 2001 on the limitations of emissions of certain pollutants into the air from large combustion plants) (and/or any other form of submission and/or notification as may be required by the relevant authority confirming or implementing the same) without consulting with the EPL Facility Agent for a period of at least 60 days and shall only make any such declaration of commitment to the extent that it accords with standards of a Reasonably Prudent Operator (as defined in the Amended EPL Facility Agreement).

4.9	The Parties shall, after this Agreement (other than the Immediately Effective Provisions) becomes effective in accordance with Clause 1.5, discuss whether and if so how the New Bonds and New Shares might be afforded exemption under section 3(a)(10) of the Securities Act or any other exemption in connection with the Restructuring provided that, for the avoidance of doubt, no Party shall be obliged to amend the Restructuring Steps or any Restructuring Document or agree any Unsettled Document.

4.10	The Parent shall cause (i) any New Shares issued pursuant to the Creditors’ Scheme and the Members’ Scheme (if applicable) to be issued in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, (ii) any New Bonds issued pursuant to the Creditors Scheme to be issued in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder and (iii) any Warrants issued to shareholders of Parent pursuant to the Restructuring to be issued in a transaction exempt from the registration requirements of the Securities Act.

4.11	The Parent shall take reasonable efforts to maintain its Listing on the New York Stock Exchange until a new or continued Listing of American Depository Shares is achieved pursuant to paragraph 4.7 of this Schedule 4.

SCHEDULE 5

CLAIM AMOUNTS AND COMPROMISE ENTITLEMENTS

Part A

CLAIM AMOUNTS

Creditor	Claim Amount
Bondholders	£407,891,000
EPL Banks	£210,000,000
ECTEF	£72,000,000
TOTAL	£85,000,000
TPL	£159,000,000
RBS	£37,500,000

Part B

COMPROMISE ENTITLEMENTS

Creditor	New Bonds	percentage of Total New Shares
Bondholders	£154,067,314	52.3%
EPL Banks[1]	£20,000,000	14%
ECTEF	£19,981,465	6.8%
RBS	£14,160,599	4.8%
TOTAL	£23,267,225	7.7%
TPL	£43,523,397	14.4%
Total	£275,000,000	100%

[1]	The EPL Banks will also have rights under the New EPL Arrangements.

SCHEDULE 6

RESTRUCTURING CONDITION

The implementation of the Restructuring shall be conditional on either:

(a)	registration by the registrar of companies of the Members’ Order and the delivery of an office copy of the Creditors’ Order to the registrar of companies in Scotland for registration and, if the EPL Condition has not been satisfied, the delivery of an office copy of the EPL Scheme Order to the registrar of companies in England and Wales for registration;

(b)	the Members’ Scheme having lapsed, the delivery of an office copy of the Creditors’ Order to the registrar of companies in Scotland for registration and, if the EPL Condition has not been satisfied, the delivery of an office copy of the EPL Scheme Order to the registrar of companies in England and Wales for registration and satisfaction of the Disposal Condition; or

(c)	the Members’ Scheme having lapsed, the delivery of an office copy of the Creditors’ Order to the registrar of companies in Scotland for registration, and, if the EPL Condition has not been satisfied, the delivery of an office copy of the EPL Scheme Order to the registrar of companies in England and Wales for registration in circumstances where the Disposal Condition has not been satisfied.

SCHEDULE 7

THE MEMBERS’ SCHEME

SCHEDULE 8

AMENDMENTS TO THE BONDHOLDER RESTRUCTURING AGREEMENT

1.	In lines 5 and 6 of clause 8.1 delete the words in parentheses i.e. “(not including this Restructuring Agreement)”.

2.	Insert a new definition as follows:

“BE Finco” means the treasury company, which will be a Subsidiary of the Company, to be established for the purposes, of the Intra-Group Funding Arrangements

“Intra-Group Funding Arrangements” means (a) the intercompany loan agreement between, inter alia, the Company, any subsidiary of the Company and BE Finco and (b) the debenture creating fixed and floating charges in respect of the intercompany loan agreement between, inter alia, BE Finco, any Subsidiary of the Company and the Company.

3.	Amend the definition of “Permitted Security Interest” as follows:

3.1.1	Delete paragraph (viii) and replace it with the following, “any Security Interest given by way of cash collateral securing obligations of a member of the Group under electricity trading or procurement contracts with suppliers, in each case entered into in the ordinary course of that company’s business (or any such Security Interest given in respect of letters of credit relating to such obligation)”;

3.1.2	add the following as a new paragraph (x), “any guarantee, indemnity and any Security Interest created under or in connection with or arising out of the Intra-Group Funding Arrangements”.

4.	Make the following changes to Clause 7.1:

In the first line of Clause 7.1 (b) add the words “other than transactions pursuant to the Intra-Group Funding Arrangements or” after the words “enter into any transactions”.

Delete Clause 7.1(m)

SCHEDULE 9

NEW BOND TERM SHEET

SCHEDULE 10

[INTENTIONALLY LEFT BLANK]

SCHEDULE 11

FORM OF BONDHOLDER UNDERTAKING

[ON NEW BONDHOLDER’S LETTERHEAD]

Re: British Energy plc’s £109,861,000 5.949% Guaranteed Bonds due 2003, £163,444,000 6.077% Guaranteed Bonds due 2006 and £134,586,000 6.202% Guaranteed Bonds due 2016 respectively (the “Bonds”)

To:	British Energy plc

3 Redwood Crescent

Peel Park

East Kilbride

Scotland G74 5PR

Telephone: 01355 59 4020

Facsimile: 01355 59 4022

Attention: Robert Armour, Company Secretary

We hereby confirm and undertake as follows:

1. We have executed a copy of a creditor restructuring agreement dated as of 30 September 2003 among the Parent, the Companies, RBS, BNFL, the Consenting EPL Banks and Significant Creditors and the other Consenting Bondholder signatories thereto (the “Creditor Restructuring Agreement”) in connection with the Restructuring. Capitalized terms used in this notice are defined in the Creditor Restructuring Agreement unless otherwise stated.

2. In entering into the Creditor Restructuring Agreement we agree to be bound by its terms, including, without limitation, Clause 7.1.4 and represent, warrant and undertake to each Party and BNFL in the terms of the warranties and undertakings contained in paragraphs 1 and 3.1 of Schedule 4 thereof. We attach an executed copy of the Creditor Restructuring Agreement signature page for your records.

3. As is stated on the Creditor Restructuring Agreement’s signature page, we confirm that we are either beneficial owners of, or perform investment management _______ on behalf of the beneficial owners of, £● face amount of Bonds. Each of these Identified Bonds are offered by us in support of the Restructuring in accordance with the terms of and subject to the conditions set forth in the Creditor Restructuring Agreement.

Please contact us should you have any queries.

Yours sincerely

[NEW BONDHOLDER]

cc:	Clifford Chance Limited Liability Partnership

10 Upper Bank Street

London E14 5JJ

Telephone: +44 (0) 20 7006 1000

Facsimile: +44 (0)20 7006 5555

Attention: Daniel Kossoff, Mark Hyde, Mark Poulton, Philip Hertz

The Consenting Bondholders of British Energy plc

c/o Cadwalader, Wickersham & Taft LLP

265 Strand

London WC2R 1BH

Telephone: +44 (0) 20 7170 8700

Facsimile: +44(0)20 7170 8600

Attention: Andrew Wilkinson

SCHEDULE 12

FORM OF NEWCO 1 AND NEWCO 2 UNDERTAKING

THIS DEED OF ADHERENCE is made the [    ] day of [  ] 200[  ] by [Newco 1] [Newco 2] (the “Covenantor”) and is supplemental to the Creditor Restructuring Agreement dated the 30th day of September 2003 and made between all the parties hereto (the “Creditor Restructuring Agreement”).

IT IS AGREED as follows:

Words and expressions defined in the Restructuring Agreement shall have the same meaning in this Deed.

The Covenantor confirms that it has been supplied with a copy of the Creditor Restructuring Agreement and hereby covenants with the parties thereto to perform and be bound by all the terms of the Creditor Restructuring Agreement (including, without limitation, the provisions of Schedule 3 thereto) to the intent and effect that the Covenantor shall be deemed with effect from the date of this Deed to be a party to the Creditor Restructuring Agreement in the same capacity and with the rights and obligations attributable to the original signatory to the Creditor Restructuring Agreement.

This Deed of Adherence shall be governed by and construed in accordance with the laws of England and Wales.

IN WITNESS whereof we have executed and delivered this Deed of Adherence as a deed on the date appearing at the head of the document.

EXECUTED AS A DEED

By [Newco 1][Newco 2] acting by	)
)
)

director

director/secretary

SCHEDULE 13

RESTRUCTURING DOCUMENTS AND UNSETTLED DOCUMENTS

Part 1

Restructuring Documents

1.	The Government Restructuring Agreement (agreed form)

2.	The Creditors Scheme (agreed form)

3.	The Members’ Scheme (agreed form)

4.	The Business Transfer Agreement (agreed form)

5.	Warrant Instrument Term Sheet (agreed form)

6.	New Bond Term Sheet (agreed form)

7.	Loan Acknowledgement Agreement (in respect of Intra-Group Receivables as defined in the Business Transfer Agreement) (agreed form)

8.	Deed of Waiver (in respect of Intra-Group Receivables as defined in the Business Transfer Agreement (agreed form)

9.	Deed of Novation (in respect of the Deed of Waiver as defined in the Business Transfer Agreement) (agreed form)

10.	Form of Amending Resolutions (agreed form)

11.	Form of Single Vote Resolutions (agreed form)

12.	Form of Split Vote Resolutions (agreed form)

13.	Form of the required amendments to the trust deed dated 25 March 1999, between the Parent, BEG, BEG (UK) and the Bond Trustee as amended to implement the Amending Resolutions or the Single Vote Resolutions or the Split Vote Resolutions (agreed form)

14.	TPL Side Letter (agreed form)

15.	TPL Option (agreed form)

16.	Intra-Group Funding Arrangements (agreed form)

17.	New Standstill Agreement (agreed form)

Nuclear Liabilities Agreements

18.	The Nuclear Liabilities Funding Agreement (agreed form)

19.	The Contribution Agreement (agreed form)

20.	The Historic Liabilities Funding Agreement (agreed form)

21.	The Option Agreement (agreed form)

22.	Nirex Option Agreement (agreed form)

23.	Guarantee and Indemnity (agreed form)

24.	The Nuclear Trust Amendment (agreed form)

25.	The NDF Articles (agreed form)

26.	The NDA Termination Deed (agreed form)

New EPL Arrangements

27.	New CTA (agreed form)

28.	Amended EPL Facility Agreement (agreed form)

29.	Share Option (agreed form)

30.	Asset Option (agreed form)

BNFL Agreements (each in the agreed form)

31.	the Agreement for New Spent Fuel Management Services between BNFL, BEG, BETS (as agent for BEG) and the Parent dated 16 May 2003;

32.	the Agreement for New Spent Fuel Management Services between BNFL, BEG(UK), BETS (as agent for BEG(UK)) and the Parent dated 16 May 2003;

33.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the agreement for the Storage and Reprocessing of Irradiated Oxide Fuel and Related Services between BNFL and Nuclear Electric plc dated 31 March 1995, as amended and novated (which is referred to in Schedule 20 as the “BEG 1995 Storage and Reprocessing Agreement”);

34.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the agreement for Spent Fuel Management Services between BNFL and Nuclear Electric Limited dated 3 June 1997, as amended;

35.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG(UK), relating to the agreement for the Storage and Reprocessing of Irradiated Oxide Fuel and Related Services between BNFL and Scottish Nuclear Limited dated 30 March 1995, as amended, and to the agreement for the Long Term Storage of Irradiated Oxide Fuel and Related Services dated 30 March 1995 between BNFL and Scottish Nuclear Limited, as amended;

36.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the agreement for Oxide Flask Maintenance between BNFL and Nuclear Electric plc dated 31 March 1996, as amended and novated (agreed form);

37.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the new agreement for Oxide Flask Maintenance between BNFL and Nuclear Electric Limited dated 3 June 1997, as amended; (agreed form)

38.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the agreement for Rail Transport Services of Irradiated Nuclear Fuel in the United Kingdom between BNFL and Nuclear Electric Limited dated 3 June 1997, as amended; (agreed form) ’ :

39.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG, relating to the agreement for Oxide Miscellaneous Services between BNFL and Nuclear Electric plc dated 31 March 1996, as amended and novated; (agreed form)

40.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG(UK), relating to the agreement for Oxide Flask Maintenance between BNFL and Scottish Nuclear Limited, dated 29 March 1996, as amended; (agreed form)

41.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG(UK), relating to the new agreement for Oxide Flask Maintenance Services between BNFL and Scottish Nuclear Limited, dated 3 June 1997, as amended; (agreed form)

42.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG(UK), relating to the agreement for Rail Transport Services of Irradiated Nuclear Fuel in the United Kingdom between BNFL and Scottish Nuclear Limited, dated 3 June 1997, as amended; (agreed form)

43.	the Deed of Amendment dated 16 May 2003 between BNFL and BEG(UK), relating to the agreement for Oxide Miscellaneous Services between BNFL and Scottish Nuclear Limited, dated 29 March 1996, as amended; (agreed form)

44.	the Deed of Amendment and Guarantee dated 31 March 2003 between BNFL, the Parent and BEG as amended on 22 July 2003, relating to the agreement for Supply of AGR Fuel dated 3 June 1997, as amended; (agreed form)

45.	the Deed of Amendment and Guarantee dated 31 March 2003 between BNFL, the Parent and BEG(UK) as amended on 22 July 2003, relating to the agreement for Supply of AGR Fuel dated 30 March 1995, as amended; (agreed form)

46.	the Agreement for the Supply of AGR Fuel dated 31 March 2003 as amended on 22 July 2003 between BNFL, the Parent and BEG; and (agreed form)

47.	the Agreement for the Supply of AGR Fuel dated 31 March 2003 as amended on 22 July 2003 between BNFL, the Parent and BEG(UK). (agreed form)

Part 2

Unsettled Documents

1.	The Warrant Instrument

2.	The Trust Deed required to constitute the New Bonds

3.	Account Holder Letter (as defined in the Creditors Scheme) - to be drafted post 30.09.03

4.	Deed of Release (as defined in the Creditors’ Scheme) - to be drafted post 30.09.03

5.	Distribution Agreement as defined in the Creditors’ Scheme to be drafted post 30.09.03

6.	RBS Letter (equivalent of Account Holders Letter for RBS) - to be drafted post 30.09.03

7.	CTA Global Bond

8.	Paying Agency Agreement

9.	Newco 1 Articles of Association

10.	Amended Intercreditor Agreement

11.	Amended Accounts Agreement

12.	Amended Intercompany Loan

13.	New Debenture

14.	New Security Documents

15.	First Intercompany Loan

16.	Second Intercompany Loan

17.	First Intercompany Security

18.	Gale Common Escrow Agreement

19.	Share Subscription Agreement

20.	Lenders Share Subscription Agreement

21.	EPL Scheme

22.	Amended Fee Letters

23.	Deed of Termination

SCHEDULE 14

CREDITORS’ SCHEME

SCHEDULE 15

BUSINESS TRANSFER AGREEMENT

SCHEDULE 16

WARRANT INSTRUMENT TERM SHEET

SCHEDULE 17

FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made the [     ]day of [    ]200[  ] by [Name of Transferee] (the “Covenantor”) and is supplemental to the Creditor Restructuring Agreement dated the 30th day of September 2003 and made between all the parties named in the appendix attached hereto (the “Creditor Restructuring Agreement”) and the Standstill Agreement (as defined therein).

IT IS AGREED as follows:

Words and expressions defined in the Creditor Restructuring Agreement shall have the same meaning in this Deed.

The Covenantor confirms that it has been supplied with a copy of the Creditor Restructuring Agreement [and the [Standstill Agreement]/[New Standstill Agreement]]2 and hereby covenants with the parties thereto to perform and be bound by all the terms of the Creditor Restructuring Agreement (including, without limitation, the provisions of Schedule 3 thereto [and the [Standstill Agreement]/[New Standstill Agreement]]3 to the intent and effect that the Covenantor shall be deemed with effect from the date of this Deed to be a party to the Creditor Restructuring Agreement [and the [Standstill Agreement]/[New Standstill Agreement]]4 in the same capacity and with the rights and obligations attributable to the original signatory to the Creditor Restructuring Agreement [and the [Standstill Agreement]/[New Standstill Agreement]]5 from which the interest being transferred derived.

This Deed of Adherence shall be governed by and construed in accordance with the laws of England and Wales.

IN WITNESS whereof we have executed and delivered this Deed of Adherence as a deed on the date appearing at the head of the document.

EXECUTED AS A DEED

By [Name of Transferee]	)
acting by	)
)

director

[2]	As applicable

[3]	As applicable

[4]	As applicable

[5]	As applicable

                                              director/secretary

SCHEDULE 18

INTRA-GROUP FUNDING ARRANGEMENTS

SCHEDULE 19

FORM OF AMENDING RESOLUTIONS, SINGLE VOTE RESOLUTIONS AND SPLIT VOTE

RESOLUTIONS

SCHEDULE 20

AMENDMENTS TO BNFL DOCUMENTS

1.	The parties to the BEG 1995 Storage and Reprocessing Agreement shall by 31 October 2003 enter into a deed of amendment as provided for in clause 2.4 of this Agreement which shall amend the Deed of Amendment dated 16 May 2003 to the Agreement for the Storage and Reprocessing of Irradiated Fuel and Related Services dated 31 March 1995 (as amended and novated) (the “First Deed”) with effect from 30 September 2003 which shall:

1.1	replace Clause 4 of the First Deed in its entirety and replace it with the following:

4.	“Conditions

4.1	The amendments to the 1995 Agreement provided for in Clause 3 shall be conditional upon the following conditions having been satisfied:

(a)	the Creditors’ Restructuring Agreement and the documents listed in Schedule 1 (other than this Deed) having been executed and being subject to no outstanding conditions to their coming into full force and effect, other than any condition in any such document to the effect that the unconditionality of such document is dependent upon the unconditionality of the Creditors’ Restructuring Agreement, this Deed or any other document listed in Schedule 1. (For the purposes of this clause 4, “Creditors’ Restructuring Agreement” means the agreement of that name entered into on 30 September 2003 between BE, BNFL and others, as amended from time to time thereafter;

(b)	the Commission of the European Communities (the Commission) adopting a decision or decisions under Article 88(2) of the EC Treaty that:

(i)	the Restructuring does not involve any State aid granted by or through the resources of HMG within the scope of Article 87(1) of the EC Treaty, whether to any member of the BEG Group or to any other person or undertaking; and/or

(ii)	to the extent that the Restructuring does involve State aid granted by or through the resources of HMG within the scope of Article 87(1) of the EC Treaty, whether to any member of the BEG Group or to any other person or undertaking, such aid is nevertheless compatible with the common market;

(c)

to the extent that any modification or amendment of this Deed or any agreement or arrangement contemplated by it is required in order for the Commission to be able to adopt a decision referred to in Clause 4.1(b)(i) or a decision referred to in Clause 4.1(b)(ii) is adopted by the

Commission subject to conditions or obligations that require the modification or amendment of this Deed or any agreement or arrangement contemplated by it, any such modifications or amendments being reasonably acceptable, in terms and in form, to each of BNFL and BE;

(d)	if a decision referred to in Clause 4. l(b)(ii) is adopted by the Commission subject to conditions or obligations, such conditions and obligations being in terms and in form reasonably acceptable to each of BE and BNFL and to the extent that such conditions or obligations must be complied with or implemented prior to the Effective Date any such conditions or obligations having been implemented or otherwise complied with by HMG;

(e)	the entry by BEG and HMG (and others) into the Government Restructuring Agreement (as defined in the Creditors’ Restructuring Agreement) pursuant to which they are, subject to the satisfaction or waiver of the conditions set out therein, committed to entering into, among other things, the Nuclear Liabilities Agreements (as defined in the Creditors’ Restructuring Agreement) and the Government Restructuring Agreement becoming wholly unconditional (save for any condition which is dependent on the unconditionality of the Creditors’ Restructuring Agreement, this Deed or any other document in Schedule 1) without such Nuclear Liabilities Agreements being subsequently varied or otherwise amended prior to the Effective Date in a manner materially prejudicial to BNFL’s interests, provided always that it is accepted and agreed by the Parties that the non-inclusion or variation prior to the Effective Date of the matters contained in those provisions of the Historic Liabilities Funding Agreement which address the matters contained in the Addendum to die Historic Liabilities Term Sheet will be deemed to materially prejudice BNFL’s interests;

(f)	BEG not having received by the later of:

(i)	31 October 2003; and

(ii)	14 calendar days after receipt by BNFL or any draft amendment or variation to die Historic Liabilities Funding Agreement which BEG and HMG have committed to enter into pursuant to the provisions of the Government Restructuring Agreement (whether or not the Historic Liabilities Funding Agreement is subject to any conditions to its taking effect);

a notice from BNFL accompanied by a written opinion of a senior Queen’s Counsel, that accurately reflects the facts at the date of the instructions, that it is not likely that the payments to be made by HMG (on behalf of BEG) to BNFL under the Historic Liabilities Funding Agreement would:

(iii)	be capable of being lawfully paid to BNFL following the appointment of a receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of BEG to the exclusion of other creditors of BEG; and

(iv)	following the termination of the 1995 and/or 1997 Agreements, in respect of amounts accrued prior to and up to the date of termination (including, for the avoidance of doubt, amounts that have been invoiced that remain unpaid or that have accrued but have not been invoiced (including amounts that are disputed but which are subsequently determined to be amounts payable by HMG (on behalf of BEG) to BNFL pursuant to the Historic Liabilities Funding Agreement)) be capable of being lawfully paid to the exclusion of the other creditors of BEG;

or having received such notice, such notice has been withdrawn by BNFL.

For the purposes of this Clause 4, “Restructuring” has the meaning given to that expression in the Creditors’ Restructuring Agreement.

4.2	Each of the Parties undertakes to use reasonable endeavours to ensure the Conditions are satisfied as soon as reasonably practicable and in any event by 31 January 2005 or such other date as is referred to in any such Conditions or the revised Restructuring Long Stop Date (as defined in the Creditors’ Restructuring Agreement) in the event that the Restructuring Long Stop Date is extended in accordance with Clause 8.1.4 of that agreement.

4.3	BNFL shall be entitled in its absolute discretion, by written notice (or written notices, from time to time) to BEG, to waive the Conditions in Clauses 4.1(a) to 4.1 (f) above either in whole or in part (provided that at the same time BNFL waives the equivalent Condition (if any) in each of the agreements listed in Schedule 1) provided that no waiver by BNFL of the Conditions in clauses 4.l(c) and/or (d) shall in any event be treated as a waiver of BE’s rights under such clauses on behalf of BE.

4.4

If any of the Conditions has not been satisfied (or waived) On or before 31 January 2005 (or such other date as is referred to in the relevant Condition) or such later date as is agreed by the Parties in order to ensure compliance with any conditions or obligations attached to a decision referred to in Clause 4.1(b)(ii) or the revised Restructuring Long Stop Date (as defined in the Creditors’ Restructuring Agreement) in the event that the Restructuring Long Stop Date is extended in accordance with Clause 8.1.4 of that agreement or if, at any time prior to that date, it becomes apparent that one or more of the

Conditions which remain unsatisfied will not be satisfied on or before 31 January 2005 (or such other date as is referred to in the relevant Condition or the revised Restructuring Long Stop Date in the event that the Restructuring Long Stop Date is extended in accordance with Clause 8.1.4 of the Creditors’ Restructuring Agreement), this Deed shall terminate.”;

1.2	amend the provisions of Clause 12.16 of the agreement set forth in Schedule 3 to the BEG 1995 Storage and Reprocessing Agreement as follows:

“12.16	Subject always to Clause 12.17, all references to invoices in this Clause 12 are to VAT invoices within the meaning of Part III of the Value Added Tax Regulations 1995 (“VAT invoices”) as it may be amended, modified, extended, re-enacted or replaced from time to time.

12.17	In the event that BNFL has submitted a VAT invoice to NEL in accordance with the foregoing provisions of this Clause 12, and BNFL has received part payment of an amount from HMG (the “HMG Amount”) but BNFL has not received the payment of the balance due under such VAT invoice (the difference between such full amount of the VAT invoice and the HMG Amount being the “BE Amount”) by the date which is seven days after the date on which NEL is required to meet such payment obligation under the relevant provision of this Clause 12, then, provided always that: (i) such failure is not due to a genuine and bona fide dispute in relation to the subject matter of the VAT invoice; and (ii) such failure has already occurred previously in relation to a different BE Amount; then, subject to contrary agreement between the parties, from that time onwards BNFL shall be entitled to issue invoices which are not VAT invoices. In the event that BNFL issues an invoice which is not a VAT invoice pursuant to the provisions of this Clause 12.17:

(a)	such invoice shall be for the full relevant amount (including an amount in respect of applicable VAT); and

(b)	NEL shall be obliged to pay or procure payment of that full amount in accordance with the relevant provisions of this Clause 12; and

(c)	BNFL shall issue an appropriate VAT invoice as soon as reasonably practicable after receipt of payment ( or after each receipt of payment, if there is more than one payment).”; and

1.3	insert a new provision in the Deed of Amendment dated 16 May of the BEG 1995 Storage and Reprocessing Agreement, as follows:”

“11	Value Added Tax

Notwithstanding the payment and invoicing arrangements described in Clause 12 of the agreement set forth in Schedule 3 (as amended from time to time), the Parties agree that they shall use their reasonable endeavours to cooperate with one another in good faith in order to address BNFL’s concerns with regard to the BEG credit risk in the context of the VAT element of amounts to be payable to BNFL under such agreement, including, but not limited to, reaching agreement as to the basis for jointly approaching HM Customs & Excise with a view to agreeing that the Parties may treat amounts payable under such agreement as not being subject to VAT. The Parties agree that they shall use their reasonable endeavours to ensure that BEG’s VAT cashflow will not be adversely affected. If a mutually acceptable solution is found, the Parties agree that it shall override the provisions of Clause 12 of such agreement and that they shall use their reasonable endeavours to agree appropriate alternative payment and invoicing arrangements at that time and make such further amendments to the provisions of Clause 12 of such agreement as they deem necessary.”

2.	The parties to each of the BNFL Agreements other than the BEG 1995 Storage and Reprocessing Agreement shall by 31 October 2003 enter into deeds of amendment as provided for in clause 2.4 of this Agreement to amend each of the other BNFL Agreements (or to amend the deeds of amendment to such agreements to the extent that those documents contain the relevant conditions or other provisions) with effect from [30 September 2003] to effect the equivalent changes to such documents as are described in paragraph 1.1 above (whether such conditions are described in such documents as “Conditions” or “Termination Conditions”).

3.	The parties to each of the BNFL Back-End Agreements other than those agreements listed as (i) and (m), in the definition of such term shall by 31 October 2003, in the deeds of amendment referred to in paragraph 2 above, also amend the relevant provisions of the said agreements to effect the equivalent changes to those described in paragraphs 1.2 and 1.3 above.

[GRAPHIC]

SIGNATURE PAGES

BRITISH ENERGY plc

By:
ADRIAN MONTAGUE

BRITISH ENERGY GENERATION LIMITED

By:
KEITH LOUGH

BRITISH ENERGY GENERATION (UK) LIMITED

By:
KEITH LOUGH

BRITISH ENERGY POWER AND ENERGY TRADING LIMITED

By:
ROBERT ARMOUR

EGGBOROUGH POWER LIMITED

By:
KEITH LOUGH

EGGBOROUGH POWER HOLDINGS LIMITED

By:
KEITH LOUGH

TEESSIDE POWER LIMITED

By:
KEITH MILLER

TOTAL GAS & POWER LIMITED

By:
LUC JAUBERT

ENRON CAPITAL & TRADE EUROPE FINANCE L.L.C, BY

ENRON CAPITAL & TRADE RESOURCES INTERNATIONAL CORP., ITS SOLE MEMBER

By:
BARRY PEARCE

BRITISH NUCLEAR FUELS PLC

By:
JOHN EDWARDS

ROYAL BANK OF SCOTLAND PLC

By:
MARK ANDREW CALVERT

The undersigned hereby authorises the Ad Hoc Committee’s Legal Advisers to attach this Creditor Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the Creditor Restructuring Agreement dated as of the date first written above, or counterparts thereof.

Signature of Consenting Bondholder, if an individual

The undersigned hereby authorises the Ad Hoc Committee’s Legal Advisers to attach this Creditor Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the Creditor Restructuring Agreement dated as of the date first written above, or counterparts thereof.

Signature of Consenting Bondholder, if an individual

The undersigned hereby authorises the Ad Hoc Committee’s Legal Advisers to attach this Creditor Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the Creditor Restructuring Agreement dated as of the date first written above, or counterparts thereof.

Signature of Consenting Bondholder, if an individual

The undersigned hereby authorises the EPL Facility Agent to attach this Creditor Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the Creditor Restructuring Agreement dated as of the date first written above, or counterparts thereof.

Print name of Consenting EPL Bank	Signature of Consenting EPL Bank

Record Address of Consenting EPL Bank	By:

If an entity, signature of authorised person signing on such Consenting EPL Bank’s behalf
City, County and Postal Code
Name:
Print name of authorised person

Country
Title:
Title of authorised person

CONFORMED COPY

To:

Teesside Power Limited, Total Gas & Power Limited and Enron Capital & Trade Europe Finance LLC (the “Significant Creditors”) (1);

Morgan Stanley & Co International Limited, Duquesne Capital Management LLC and Cargill Financial Markets plc (the “Ad-Hoc Committee”)(2);

British Nuclear Fuels plc (“BNFL”) (3); and

The Royal Bank of Scotland plc (“RBS”) (4)

Copied to:	The facility agent for and on behalf of the EPL Banks
From:

British Energy plc, British Energy Generation Limited, British Energy Generation (UK) Limited, British Energy Power & Energy Trading Limited, Eggborough Power Limited and Eggborough Power Holdings Limited (the “Companies”)

Date:	24 October 2003

Dear Sirs

We refer to the Creditor Restructuring Agreement entered into between us and the parties referred to at (1) to (4) above and dated as of 30 September 2003 (the “Agreement”). Words and phrases defined in the Agreement shall have the same meaning where used in this letter.

Subject to the consent of the Secretary of State for Trade and Industry, we propose that:

(a)	with immediate effect, Clause 1.1 of the Agreement shall be amended by the substitution of a reference to “Clause 5.7” for the reference to “Clause 5.6” in the definition of “New Standstill Agreement”, the deletion of the phrase “(save for paragraph 2.3 thereof) in the definition of “Immediately Effective Provisions” and the removal of “Gartmore Investment Management plc” from the definition of “Ad Hoc Committee”;

(b)	with immediate effect, Clause 5.5.3 of the Agreement be amended by inserting the phrase “, and each Consenting EPL Bank hereby agrees,” after the phrase “hereby agree”; and

(c)	with immediate effect, a new Clause 5.5A shall be inserted after Clause 5.5 of the Agreement as follows:

“5.5A	Each Consenting EPL Bank agrees not to take (unless it would be permitted under the terms of this Agreement, the Standstill Agreement or the New Standstill Agreement) any action to require the EPL Facility Agent to declare an Event of Default under (and as defined in) the EPL Facility Agreement, or enforce any payment under the EPL Facility Agreement or the making of advances under the EPL SLA (as defined in the Standstill Agreement) (including enforcement of security).”

(d)	with immediate effect Clause 8.1.8 of the Agreement be replaced with the following:

“until the New Standstill Agreement becomes effective, if the Parent receives a valid Termination Notice under (and as defined in) the Standstill Agreement from RBS, a Significant Creditor, BNFL, a Consenting EPL Bank or the EPL Facility Agent or after the New Standstill Agreement becomes effective, if the Parent receives a valid Termination Notice under (and as defined in) the New Standstill Agreement from any party thereto;”;

(e)	subject to the Agreement (other than the Immediately Effective Provisions) becoming effective in accordance with Clause 1.5, the New Standstill Agreement be amended by the addition of the following additional paragraphs to Schedule 5:

“11. any Company fails to comply with its undertakings given under Clause 4.5 and Schedule 4 of the Creditor Restructuring Agreement where such failure so to comply is prejudicial to the position of a Creditor and such failure is not remedied within 7 days of the date on which such Creditor serves a notice on the relevant Company (and copied to the Secretary of State at Abbey Orchard Street, London SW1P 2HT, fax: 020 7215 0138) requiring remedy and specifying in reasonable detail why such failure is prejudicial to its position and what action is necessary to achieve remedy or such failure is not otherwise waived by the relevant Creditor.

12. any representation made by any Company under Clauses 4.1 and 4.3 and paragraphs 1 and 2 of Schedule 4 of the Creditor Restructuring Agreement was materially incorrect when made.”; and

(f)	Schedule 8 of the Agreement be amended by the addition in paragraph 4 before the phrase “Delete Clause 7.1(m)” of the following paragraph:

“In the first line of clause 7.1(i) add the words “,the TPL Option and the TPL Side Letter” after the words “(except as contemplated in the Standstill Agreement”

and by the addition of an additional paragraph 5:

“In clause 4.1(a) delete the word “or” at the end of paragraph (xi) and add the following new paragraphs:

“xiii. any Company fails to comply with its undertakings given under Clause 4.5 and Schedule 4 of the Creditor Restructuring Agreement where such failure so to comply is prejudicial to the position of a Creditor and such failure is not remedied within 7 days of the date on which such Creditor serves a notice on the relevant Company (and copied to the Secretary of State at Abbey Orchard Street, London SW1P 2HT, fax: 020 7215 0138) requiring remedy and specifying in reasonable detail why such failure is prejudicial to its position and what action is necessary to achieve remedy or such failure is not otherwise waived by the relevant Creditor; or

xiv. any representation made by any Company under Clauses 4.1 and 4.3 and paragraphs 1 and 2 of Schedule 4 of the Creditor Restructuring Agreement was materially incorrect when made.”.

Please would you confirm your agreement to the foregoing by signing and returning the enclosed copy of this letter.

Yours faithfully

K. G. LOUGH

for and on behalf of

the Companies

Agreed and accepted by:

TEESSIDE POWER LIMITED

By:    K. M. MILLER

TOTAL GAS & POWER LIMITED

By:    D. FARAGHER, COMPANY SECRETARY

ENRON CAPITAL & TRADE EUROPE FINANCE L.L.C, BY

ENRON CAPITAL & TRADE RESOURCES INTERNATIONAL CORP., ITS SOLE MEMBER

By:    BARRY PEARCE

BRITISH NUCLEAR FUELS PLC

By:    ALVIN J. SHUTTLEWORTH

ROYAL BANK OF SCOTLAND PLC

By:    M. A. CALVERT, SENIOR CORPORATE MANAGER

The undersigned hereby authorises the Ad Hoc Committee’s Legal Advisers to attach this Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the letter amending the Agreement dated 24 October 2003, or counterparts thereof.

Signature of Consenting Bondholder, if an individual

The Consenting Bondholder shall also complete the following:

Check box of series of Bonds owned:	Insert Principal Amount of Bonds of each series owned:
£109,861,000 5.949% Guaranteed Bonds due 2003
£163,444,000 6.077% Guaranteed Bonds due 2006
£134,586,000 6.202% Guaranteed Bonds due 2016

The undersigned hereby authorises the Ad Hoc Committee’s Legal Advisers to attach this Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the letter amending the Agreement dated 24 October 2003, or counterparts thereof.

Signature of Consenting Bondholder, if an individual
By:
Record Address of Consenting Bondholder	If an entity, signature of authorised person signing on such Consenting Bondholder’s behalf
City, County and Postal Code	Name: Print name of authorised person
Country	Title: Title of authorised person

The Consenting Bondholder shall also complete the following:

Check box of series of Bonds owned:	Insert Principal Amount of Bonds of each series owned:
£109,861,000 5.949% Guaranteed Bonds due 2003
£163,444,000 6.077% Guaranteed Bonds due 2006
£134,586,000 6.202% Guaranteed Bonds due 2016

The undersigned hereby authorises the Ad Hoc Committee’s Legal Advisers to attach this Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the letter amending the Agreement dated 24 October 2003, or counterparts thereof.

Signature of Consenting Bondholder, if an individual

The Consenting Bondholder shall also complete the following:

Check box of series of Bonds owned:	Insert Principal Amount of Bonds of each series owned:
£109,861,000 5.949% Guaranteed Bonds due 2003
£163,444,000 6.077% Guaranteed Bonds due 2006
£134,586,000 6.202% Guaranteed Bonds due 2016

CONFORMED COPY

To:

Teesside Power Limited, Total Gas & Power Limited and Enron Capital & Trade Europe Finance LLC (the “Significant Creditors”) (1);

Morgan Stanley & Co International Limited, Duquesne Capital Management LLC and Cargill Financial Markets plc (the “Ad-Hoc Committee”) (2);

British Nuclear Fuels plc (“BNFL”) (3); and

The Royal Bank of Scotland plc (“RBS”) (4)

Copied to:	The facility agent for and on behalf of the EPL Banks
From:

British Energy plc, British Energy Generation Limited, British Energy Generation (UK) Limited, British Energy Power & Energy Trading Limited, Eggborough Power Limited and Eggborough Power Holdings Limited (the “Companies”)

Date:	24 October 2003

Dear Sirs

We refer to the Creditor Restructuring Agreement entered into between us and the parties referred to at (1) to (4) above and dated as of 30 September 2003 (the “Agreement”). Words and phrases defined in the Agreement shall have the same meaning where used in this letter.

Subject to the consent of the Secretary of State for Trade and Industry, we propose that:

(a)	with immediate effect, Clause 1.1 of the Agreement shall be amended by the substitution of a reference to “Clause 5.7” for the reference to “Clause 5.6” in the definition of “New Standstill Agreement”, the deletion of the phrase “(save for paragraph 2.3 thereof) in the definition of “Immediately Effective Provisions” and the removal of “Gartmore Investment Management plc” from the definition of “Ad Hoc Committee”;

(b)	with immediate effect, Clause 5.5.3 of the Agreement be amended by inserting the phrase “, and each Consenting EPL Bank hereby agrees,” after the phrase “hereby agree”; and

(c)	with immediate effect, a new Clause 5.5A shall be inserted after Clause 5.5 of the Agreement as follows:

“5.5A	Each Consenting EPL Bank agrees not to take (unless it would be permitted under the terms of this Agreement, the Standstill Agreement or the New Standstill Agreement) any action to require the EPL Facility Agent to declare an Event of Default under (and as defined in) the EPL Facility Agreement, or enforce any payment under the EPL Facility Agreement or the making of advances under the EPL SLA (as defined in the Standstill Agreement) (including enforcement of security).”

(d)	with immediate effect Clause 8.1.8 of the Agreement be replaced with the following:

“until the New Standstill Agreement becomes effective, if the Parent receives a valid Termination Notice under (and as defined in) the Standstill Agreement from RBS, a Significant Creditor, BNFL, a Consenting EPL Bank or the EPL Facility Agent or after the New Standstill Agreement becomes effective, if the Parent receives a valid Termination Notice under (and as defined in) the New Standstill Agreement from any party thereto;”;

(e)	subject to the Agreement (other than the Immediately Effective Provisions) becoming effective in accordance with Clause 1.5, the New Standstill Agreement be amended by the addition of the following additional paragraphs to Schedule 5:

“11. any Company fails to comply with its undertakings given under Clause 4.5 and Schedule 4 of the Creditor Restructuring Agreement where such failure so to comply is prejudicial to the position of a Creditor and such failure is not remedied within 7 days of the date on which such Creditor serves a notice on the relevant Company (and copied to the Secretary of State at Abbey Orchard Street, London SW1P 2HT, fax: 020 7215 0138) requiring remedy and specifying in reasonable detail why such failure is prejudicial to its position and what action is necessary to achieve remedy or such failure is not otherwise waived by the relevant Creditor.

12. any representation made by any Company under Clauses 4.1 and 4.3 and paragraphs 1 and 2 of Schedule 4 of the Creditor Restructuring Agreement was materially incorrect when made.”; and

(f)	Schedule 8 of the Agreement be amended by the addition in paragraph 4 before the phrase “Delete Clause 7.1(m)” of the following paragraph:

“In the first line of clause 7.1(i) add the words “,the TPL Option and the TPL Side Letter” after the words “(except as contemplated in the Standstill Agreement”

and by the addition of an additional paragraph 5:

“In clause 4.1(a) delete the word “or” at the end of paragraph (xi) and add the following new paragraphs:

“xiii. any Company fails to comply with its undertakings given under Clause 4.5 and Schedule 4 of the Creditor Restructuring Agreement where such failure so to comply is prejudicial to the position of a Creditor and such failure is not remedied within 7 days of the date on which such Creditor serves a notice on the relevant Company (and copied to the Secretary of State at Abbey Orchard Street, London SW1P 2HT, fax: 020 7215 0138) requiring remedy and specifying in reasonable detail why such failure is prejudicial to its position and what action is necessary to achieve remedy or such failure is not otherwise waived by the relevant Creditor; or

xiv. any representation made by any Company under Clauses 4.1 and 4.3 and paragraphs 1 and 2 of Schedule 4 of the Creditor Restructuring Agreement was materially incorrect when made.”.

Please would you confirm your agreement to the foregoing by signing and returning the enclosed copy of this letter.

Yours faithfully

K. G. LOUGH

for and on behalf of

the Companies

Agreed and accepted by:

TEESSIDE POWER LIMITED

By:     K. M. MILLER

TOTAL GAS & POWER LIMITED

By:     D. FARAGHER, COMPANY SECRETARY

ENRON CAPITAL & TRADE EUROPE FINANCE L.L.C, BY

ENRON CAPITAL & TRADE RESOURCES INTERNATIONAL CORP., ITS SOLE MEMBER

By:     BARRY PEARCE

BRITISH NUCLEAR FUELS PLC

By:     ALVIN J. SHUTTLEWORTH

ROYAL BANK OF SCOTLAND PLC

By:     M. A. CALVERT, SENIOR CORPORATE MANAGER

The undersigned hereby authorises the Ad Hoc Committee’s Legal Advisers to attach this Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the letter amending the Agreement dated 24 October 2003, or counterparts thereof.

CARGILL FINANCIAL MARKETS PLC Print name of Consenting Bondholder	Signature of Consenting Bondholder, if an individual
KNOWLE HILL PARK FAIRMILE LANE
Record Address of Consenting Bondholder	By: CADWALADER, WICKERSHAM AND TAFT
COBHAM SURREY KT11 2PD	If an entity, signature of authorised person signing on such Consenting Bondholder’s behalf
City, County and Postal Code ENGLAND	Name: Print name of authorised person
Country	Title: Title of authorised person

The undersigned hereby authorises the Ad Hoc Committee’s Legal Advisers to attach this Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the letter amending the Agreement dated 24 October 2003, or counterparts thereof.

DUQUESNE CAPITAL MANAGEMENT LLC AS INVESTMENT MANAGER Print name of Consenting Bondholder	Signature of Consenting Bondholder, if an individual

40 WEST 57th STREET 25th FLOOR NEW YORK NEW YORK 10019	By: CADWALADER, WICKERSHAM AND TAFT

Record Address of Consenting Bondholder	If an entity, signature of authorised person signing on such Consenting Bondholder’s behalf
City, County and Postal Code	Title: Print name of authorised person
Country	Title: Title of authorised person

The Consenting Bondholder shall also complete the following:

The undersigned hereby authorises the Ad Hoc Committee’s Legal Advisers to attach this Signature Page (or a photocopy hereof, which shall be valid for all purposes) to the letter amending the Agreement dated 24 October 2003, or counterparts thereof.

MORGAN STANLEY & CO. INTERNATIONAL LIMITED Print name of Consenting Bondholder	Signature of Consenting Bondholder, if an individual

25 CABOT SQUARE CANARY WHARF	By: CADWALADER, WICKERSHAM AND TAFT

Record Address of Consenting Bondholder	If an entity, signature of authorised person signing on such Consenting Bondholder’s behalf
LONDON E14 4QA City, County and Postal Code	Title: Print name of authorised person
UK Country	Title: Title of authorised person

The Consenting Bondholder shall also complete the following:

Check box of series of Bonds owned:	Insert Principal Amount of Bonds of each series owned: